===============================================================================


                            PARTICIPATION AGREEMENT


                         Dated as of November 8, 1994


                                     among

                    UNISOURCE WORLDWIDE, INC. and AOP INC.,
                                  as Lessees,


                    ALCO STANDARD CORPORATION, as Guarantor


                           PPI SPV, L.P., as Lessor,


               PITCAIRN SPV, INC., as General Partner of Lessor,


                                      and


                    TRUST COMPANY BANK, as Lender and Agent



                 ______________________________________________

                             Distribution Centers



================================================================================

                               TABLE OF CONTENTS


                                                                     Page
                                                                     ----

SECTION 1      DEFINITIONS; INTERPRETATION............................  2

SECTION 2      ACQUISITION, CONSTRUCTION AND LEASE;
               FUNDINGS; NATURE OF TRANSACTION........................  2

SECTION 2.1    Agreement to Acquire, Construct, Fund and
                 Lease................................................  2

SECTION 2.2    Fundings of Purchase Price, Development
                 Costs and Construction Costs.........................  3

SECTION 2.3    Funded Amounts and Interest and Yield
               Thereon................................................  5

SECTION 2.4    Lessee Owner for Tax Purposes..........................  5

SECTION 2.5    Amounts Due Under Lease................................  6

SECTION 3      CONDITIONS PRECEDENT; DOCUMENTS........................  6

SECTION 3.1    Conditions to the Obligations of the
                 Participants on each Closing Date....................  6

SECTION 3.2    Additional Conditions for the Initial
                 Closing Date......................................... 11

SECTION 3.3    Conditions to the Obligations of Lessee................ 13

SECTION 3.4    Conditions to the Obligations of the
                 Participants on each Funding Date.................... 13

SECTION 3.5    Completion Date Conditions............................. 14

SECTION 4      REPRESENTATIONS........................................ 16

SECTION 4.1    Representations of each Lessee......................... 16

SECTION 4.2    Representations of the Lessor.......................... 19

SECTION 4.3    Representations of each Lender......................... 21

SECTION 5      COVENANTS OF THE LESSEES, THE GUARANTOR AND
               THE LESSOR............................................. 21

SECTION 5.1    Qualification to do Business........................... 21

SECTION 5.2    Further Assurances..................................... 21

SECTION 5.3     Financial Statements and Information................... 21

SECTION 5.4     Additional Required Appraisals......................... 23

SECTION 5.5     Lessor's and General Partner's Covenants............... 23

SECTION 6       TRANSFERS BY LESSOR AND LENDER......................... 23

SECTION 6.1     Lessor Transfers....................................... 23

SECTION 6.2     Lender Transfers....................................... 23

SECTION 7       INDEMNIFICATION........................................ 23

SECTION 7.1     General Indemnification................................ 23

SECTION 7.2     Environmental Indemnity................................ 25

SECTION 7.3     Proceedings in Respect of Claims....................... 27

SECTION 7.4     General Tax Indemnity.................................. 28

SECTION 7.5     Increased Costs, etc................................... 35

SECTION 7.6     End of Term Indemnity.................................. 38

SECTION 8       MISCELLANEOUS.......................................... 39

SECTION 8.1     Survival of Agreements................................. 39

SECTION 8.2     Notices................................................ 39

SECTION 8.3     Counterparts........................................... 40

SECTION 8.4     Amendments............................................. 40

SECTION 8.5     Headings, etc.......................................... 41

SECTION 8.6     Parties in Interest.................................... 41

SECTION 8.7     GOVERNING LAW.......................................... 41

SECTION 8.8     Expenses............................................... 41

SECTION 8.9     Severability........................................... 42

SECTION 8.10    Liabilities of the Participants........................ 42

SECTION 8.11    Submission to Jurisdiction; Waivers.................... 42

SECTION 8.12    Liabilities of the Agent...............................  43

APPENDIX A    Definitions and Interpretation


                                   SCHEDULES

SCHEDULE 1    Initial Land Interests
SCHEDULE 2.2  Commitments
SCHEDULE 8.2  Notice Information


                                   EXHIBITS

EXHIBIT A     Form of Funding Request
EXHIBIT B     Form of Deed
EXHIBIT C     Form of Security Agreement and Assignment
EXHIBIT D     Mortgage
EXHIBIT E     Form of Officer's Certificate Accompanying
                Financial Reports
EXHIBIT F     Form of Environmental Audit Reliance Letter
EXHIBIT G     Forms of Opinions of Counsel
EXHIBIT H     Form of Lessee Certification of Construction
                Completion

                            PARTICIPATION AGREEMENT



     THIS PARTICIPATION AGREEMENT, dated as of November 8, 1994 (as it may be amended or modified from time to time in accordance with the provisions hereof, this "Participation Agreement"), is among UNISOURCE WORLDWIDE, INC., a Delaware
      -----------------------
corporation ("Unisource"), as Lessee, AOP INC., a Delaware corporation ("AOP"),
              ---------                                                  ---
as Lessee, ALCO STANDARD CORPORATION, an Ohio corporation ("Alco"), as
                                                            ----
Guarantor, PPI SPV, L.P., a Pennsylvania limited partnership, as Lessor, PITCAIRN SPV, INC., a Pennsylvania corporation, as General Partner of Lessor (the "General Partner"), and TRUST COMPANY BANK, a Georgia banking corporation,
      ---------------
as the sole initial Lender and as Agent.

                             PRELIMINARY STATEMENT

     In accordance with the terms and provisions of this Participation Agreement, the Leases, the Loan Agreement and the other Operative Documents, (i) the Lessor contemplates acquiring the three Land Interests described in Schedule
                                                                        --------
1 (namely, the Pleasanton Land Interest, the Houston Land Interest and the St.
-
Louis Land Interest) and leasing such Land to Unisource (in the case of the Pleasanton Land Interest, the Houston Land Interest and the St. Louis Land Interest), (ii) with respect to the Pleasanton Land Interest and the St. Louis Land Interest, Unisource wishes to construct a Building on such Land for the Lessor and, when completed, to lease such Building from the Lessor as part of the Leased Property under the related Lease, (iii) with respect to the Houston Land Interest, the Lessor contemplates acquiring the Building which already exists on such Land together with such Land Interest and Unisource wishes to lease such Building on such Land from the Lessor as part of the Leased Property under the related Lease, (iv) the Lessor may from time to time acquire additional Land Interests and Buildings at the request of a Lessee to lease to such Lessee pursuant to the related Lease, (v) each Lessee wishes to obtain, and the Lessor is willing to provide, funding for the acquisition of Land Interest(s) and Building(s) and in the case of certain Land Interests, the construction of Buildings, (vi) the Lessor wishes to obtain, and the Lender is willing to provide, financing of a portion of the funding of the acquisition of the Land Interests and Buildings and the construction of the Buildings, and
(vii) the Guarantor is willing to provide its Guaranty to the Lender and the Lessor.

     In consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                       1
                          DEFINITIONS; INTERPRETATION

     Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for
                                                           ----------
all purposes hereof; and the rules of interpretation set forth in Appendix A
                                                                  ----------
hereto shall apply to this Participation Agreement.


                                       2
                ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
                             NATURE OF TRANSACTION

     2.1  Agreement to Acquire, Construct, Fund and Lease.
          -----------------------------------------------

          (a)  Land.  Subject to the terms and conditions of this Participation
               ----
Agreement, with respect to each Land Interest, on the related Closing Date (i) the Lessor agrees to acquire such interest in the related Land from the applicable Seller as is transferred, sold, assigned and conveyed to the Lessor pursuant to the applicable Purchase Agreement, (ii) the Lessor hereby agrees to lease such Land to the related Lessee pursuant to the related Lease, and (iii) such Lessee hereby agrees to lease such Land from the Lessor pursuant to such Lease.

          (b)  Building.  With respect to the Pleasanton Land Interest, the
               --------
St. Louis Land Interest and any other Land Interest accepted by the Participants and identified by the related Lessee in the request for such acceptance as requiring construction funding (a "Construction Land Interest") subject to the
                                   --------------------------
terms and conditions of this Participation Agreement, from and after the Closing Date relating to such Land Interest (i) the related Lessee agrees, pursuant to the terms of the related Lease, to construct and install the Building on such Land Interest for the Lessor prior to the Scheduled Construction Termination Date, (ii) the Lessor and the Lender agree to fund all or a portion of the costs of such construction and installment (and interest and yield thereon), such fundings not to exceed in the aggregate the related Construction Funding Limit during the period from such Closing Date to the Scheduled Construction Termination Date, (iii) the Lessor hereby agrees to lease such Building as part of such Leased Property to such Lessee pursuant to such Lease, and (iv) such Lessee hereby agrees to lease such Building from the Lessor pursuant to such Lease.

     2.2  Fundings of Purchase Price, Development Costs and Construction Costs.
          --------------------------------------------------------------------

          (a)  Initial Funding and Payment of Purchase Price for Land and
               ----------------------------------------------------------
Development Costs on Closing Date.  Subject to the terms and conditions of this
---------------------------------
Participation Agreement, on the Closing Date for any Land Interest, Lender shall make available to the Lessor its initial Loan with respect to such Land Interest in an amount equal to the product of such Lender's Commitment Percentage times purchase price for the Land and the development costs incurred by the related Lessee through such Closing Date, which funds the Lessor shall use, together with its own funds (which shall be the initial Lessor's Invested Amount with respect to such Land Interest) in an amount equal to the product of the Lessor's Commitment Percentage times the purchase price for the related Land and the development costs incurred by such Lessee through such Closing Date, to purchase the Land Interest from the applicable Seller pursuant to the applicable Purchase Agreement and to pay to such Lessee the amount of such development costs, and the Lessor shall lease such Land Interest to such Lessee pursuant to the Lease.

          (b)  Subsequent Fundings and Payments of Construction Costs during
               -------------------------------------------------------------
Construction Term.  Subject to the terms and conditions of this Participation
-----------------
Agreement, on each Funding Date following the Closing Date for each Construction Land Interest until the related Construction Term Expiration Date, (i) each Lender shall make available to the Lessor a Loan in an amount equal to the product of such Lender's Commitment Percentage times the amount of Funding requested by the related Lessee for such Funding Date, which funds the Lessor hereby directs such Lender to pay over to the related Lessee as set forth in paragraph (d), and (ii) Lessor shall pay over to such Lessee, its own funds
-------------
(which shall constitute a part of and an increase in the Lessor's Invested Amount) in an amount equal to the product of the Lessor's Commitment Percentage times the amount of Funding requested by such Lessee for such Funding Date.

          (c)  Aggregate Limits on Funded Amounts.  The aggregate amount that
               ----------------------------------
the Participants shall be committed to provide as Funded Amounts under this Participation Agreement shall not exceed (x) with respect to each Leased Property the lesser of (i) the costs of purchase and construction of such Leased Property and the related closing and financing costs, and (ii) the estimated Fair Market Sales Value of such Leased Property on the related Completion Date as set forth in the related Appraisal (determined by excluding from such value the amount of assessments on such Leased Property not being funded by Funded Amounts hereunder), or (y) $16,000,000 in the aggregate for the three initial Leased Properties or $25,000,000 in the aggregate for all Leased Properties. The aggregate amount that any Participant shall be committed to fund under this Participation Agreement shall not exceed the lesser of (i) such Participant's Commitment and (ii) such Participant's Commitment Percentage of the aggregate Fundings requested under this Participation Agreement.

          (d)  Notice, Time and Place of Fundings.  With respect to each
               ----------------------------------
Funding, the applicable Lessee shall give the Lessor and the Agent an irrevocable prior written notice not later than 12:00 noon, Atlanta, Georgia, three Business Days prior to the proposed Closing Date or Funding Date, as the case may be, pursuant, in each case, to a Funding Request in the form of Exhibit
                                                                         -------
A (a "Funding Request"), specifying the Closing Date or subsequent Funding Date,
-     ---------------
as the case may be, and the amount of Funding requested. All documents and instruments required to be delivered on such Closing Date pursuant to this Participation Agreement shall be delivered at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other location as may be determined by the Lessor, such Lessee and the Agent. Each Funding shall occur on a Closing Date or a Payment Date and shall be in an amount equal to $500,000 or an integral multiple of $25,000 in excess thereof. All remittances made by any Lender and the Lessor for any Funding shall be made in immediately available funds by wire transfer to or, as is directed by, such Lessee with receipt by such Lessee not later than 1:00 p.m., Atlanta, Georgia time, on the applicable Funding Date, upon satisfaction or waiver of the conditions precedent to such Funding set forth in Section 3; such funds shall
                                                  ---------
(1) in the case of the initial Funding on a Closing Date, be used to pay the purchase price to the applicable Seller for the related Land Interest and pay such Lessee such development costs, and (2) in the case of each subsequent Funding in respect of a Construction Land Interest be used to pay to the related Lessee for payment or reimbursement of Construction costs.

          (e)  Lessee's Deemed Representation for Each Funding.  Each Funding
               -----------------------------------------------
Request by a Lessee shall be deemed a representation by such Lessee to the Lessor, the Agent and the Lenders that on the proposed Closing Date or Funding Date, as the case may be, (i) the amount of Funding requested represents amounts owing in respect of the purchase price of the related Land Interest and development costs in respect of the Leased Property (in the case of the initial Funding on a Closing Date) or amounts that such Lessee reasonably believes will be due in the 60 days following such Funding from such Lessee to third parties in respect of the Construction, or amounts paid by such Lessee to third parties in respect of the Construction for which such Lessee has not previously been reimbursed by a Funding (in the case of any Funding), (ii) no Event of Default or Potential Event of Default exists, and (iii) the representations of such Lessee set forth in Section 4.1 are true and correct in
                                            -----------
all material respects as though made on and as of such Funding Date except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

     2.3  Funded Amounts and Interest and Yield Thereon.
          ---------------------------------------------

          (a) During the period from and including the Closing Date for any Land Interest to but excluding the date on which Lessor's Invested Amount in respect of such land Interest is paid in full, Lessor's Invested Amount in respect of such Land Interest shall accrue yield ("Yield") at a rate per annum
                                                   -----             --- -----
equal to 12% per annum, computed using the actual number of days elapsed and a 365- (or, if applicable, 366-) day year.

          (b) Lender's Funded Amount for any Land Interest outstanding from time to time shall accrue interest as provided in the Loan Agreement.

          (c) During the Construction Term, in lieu of paying accrued interest, on each Payment Date, the Lender's Funded Amount in respect of each Construction Land Interest shall automatically be increased by the amount of interest accrued on the related Loans pursuant to the Loan Agreement during the quarter ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause the Lender's Funded Amount to exceed Lender's Commitment, in which event the related Lessee shall pay such excess amount to the Lender). Similarly, during the Construction Term, in lieu of paying accrued Yield, on each Payment Date, the Lessor's Funded Amount in respect of each Construction Land Interest shall automatically be increased by the amount of Yield accrued on the Lessor's Funded Amount in respect of such Land Interest during the quarter ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause the Funded Amount of the Lessor to exceed the Lessor's Commitment, in which event such Lessee shall pay such excess amount to the Lessor). Such increases in Funded Amounts shall occur without any disbursement of funds by the Participants.

     2.4  Lessee Owner for Tax Purposes.  With respect to each Leased Property,
          -----------------------------
it is the intent of the related Lessee and the Participants that for federal, state and local tax purposes (A) such Lessee owns such Leased Property and will be entitled to all tax benefits ordinarily available to an owner of property similar to such Leased Property, (B) the related Lease will be treated as a financing arrangement, and (C) the Lessor will be treated as a lender making loans to such Lessee. Nevertheless, each Lessee acknowledges and agrees that no Participant or any other Person has made any representations or warranties concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that such Lessee has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.

     2.5  Amounts Due Under Lease.  With respect to each Leased Property,
          -----------------------
anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the related Lessee and the Participants that: (i) the amount and timing of such of Basic Rent due and payable from time to time from the related Lessee under the related Lease shall be equal to the aggregate payments due and payable with respect to interest on, and principal of, the Loans in respect of such Leased Property and Yield on the Lessor's Invested Amount in respect of such Leased Property on each Payment Date; (ii) if such Lessee elects the Purchase Option or becomes obligated to purchase such Leased Property under such Lease, the Funded Amounts in respect of such Leased Property, all interest and Yield thereon and all other obligations of such Lessee owing to the Participants in respect of such Funded Property shall be paid in full by such Lessee, (iii) if such Lessee properly elects the Remarketing Option or the Surrender Option, the principal amount of, and accrued interest on, the A Loans in respect of such Leased Property will be paid out of the Recourse Deficiency Amount, and such Lessee shall only be required to pay to the Lenders in respect of the principal amount of the B Loans in respect of such Leased Property and to the Lessor in respect of the Lessor's Invested Amount in respect of such Leased Property the proceeds of the sale of such Leased Property; and (iv) upon an Event of Default resulting in an acceleration of such Lessee's obligation to purchase such Leased Property under such Lease, the amounts then due and payable by such Lessee under the Lease shall include all amounts necessary to pay in full the Loans in respect of such Leased Property and accrued interest thereon, the Lessor's Invested Amount in respect of such Leased Property and accrued Yield thereon and all other obligations of such Lessee owing to the Participants in respect of such Leased Property.

                                       3
                        CONDITIONS PRECEDENT; DOCUMENTS

     3.1  Conditions to the Obligations of the Participants on each Closing
          -----------------------------------------------------------------
 Date.  The obligations of the Lessor and each Lender to carry out their
 ----
respective obligations under Section 2 of this Participation Agreement to be
                             ---------
performed on the Closing Date with respect to any Leased Property shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel) on or prior to such Closing Date of the following conditions precedent, provided that the obligations of any
                                       --------
Participant shall not be subject to any conditions contained in this Section 3.1
                                                                     -----------
which are required to be performed by such Participant:

          (a)  Documents.  The following documents shall have been executed and
               ---------
delivered by the respective parties thereto:

               (i)    Deed and Purchase Agreement.  The related Deed duly
                      ---------------------------
          executed by the applicable Seller and in recordable form, and the related Purchase Agreement, duly executed by such Seller and the related Lessee, shall each have been delivered to each Participant.

               (ii)  Lease Supplement.  The original of the related Lease
                     ----------------
          Supplement, duly executed by such Lessee and the Lessor and in recordable form, shall have been delivered to the Agent.

               (iii)  Mortgage and Assignment of Lease and Rents.  Counterparts
                      ------------------------------------------
          of the Mortgage in the form of Exhibit D attached hereto, duly
                                         ---------
          executed by the Lessor and in recordable form, shall have been delivered to the Agent; and the Assignment of Lease and Rents in recordable form, duly executed by the Lessor, shall have been delivered to the Agent.

               (iv)   Security Agreement and Assignment.  In the case of a
                      ---------------------------------
          Construction Land Interest, counterparts of the Security Agreement and Assignment (substantially in the form of Exhibit C), duly executed by
                                                   ---------
          such Lessee, with an acknowledgement and consent thereto satisfactory to the Lessor and the Agent duly executed by the related General Contractor and the related Architect, as applicable, and complete copies of the related Construction Contract and the related Architect's Agreement certified by such Lessee, shall have been delivered to the Lessor and the Agent (it being understood and agreed that if no related

          Construction Contract or Architect's Agreement exists on such Closing Date such Lessee shall deliver such Security Agreement and Assignment and consents concurrently with such Lessee's entering into such contracts).

               (v)  Survey.  Such Lessee shall have delivered, or shall have
                    ------
          caused to be delivered, to the Lessor and the Agent, at such Lessee's expense, an accurate survey certified to the Lessor and the Agent in a form satisfactory to the Lessor and the Agent and showing no state of facts unsatisfactory to the Lessor or the Agent and prepared within ninety (90) days of the Closing Date by a Person reasonably satisfactory to the Lessor and the Lender. Such survey shall (1) be acceptable to the Title Insurance Company, (2) show no encroachments on such Land by structures owned by others, and no encroachments from any part of such Leased Property onto any land owned by others, and
          (3) disclose no state of facts objectionable to the Lessor, the Agent or the Title Insurance Company, and be acceptable to each such Person.

               (vi)  Title and Title Insurance.  On such Closing Date, the
                     -------------------------
          Lessor shall receive from a title insurance company acceptable to the Lessor and the Agent an ALTA Form B-1970 Owner's Policy of Title Insurance issued by such title insurance company and the Lender shall receive from such title insurance company an ALTA Form B-1970 Mortgagee's Policy of Title Insurance issued by such title insurance company, in each case, in the amount of the projected cost of acquisition (and, if applicable, construction) of such Leased Property, acceptable in form and substance to the Lessor and the Agent, respectively (collectively, the "Title Policy"). The Title
                                                  ------------
          Policy shall be dated as of the Closing Date, and, to the extent permitted under Applicable Law, shall include coverage over the general exceptions to such policy and shall contain such affirmative endorsements as to mechanic's liens, easements and rights-of-way, encroachments, the non-violation of covenants and restrictions, survey matters and other matters as the Lessor or the Agent shall reasonably request.

               (vii)  Appraisal.  Each Participant shall have received a report
                      ---------
          of the Appraiser (an "Appraisal"), paid for by such Lessee, which
                                ---------
          shall meet the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, shall be satisfactory to such Participant and shall state in a manner satisfactory to such Participant the following:

                       (A) the Fair Market Sales Value of such Land as of a date no earlier than six months prior to such Closing Date;

                       (B) the estimated Fair Market Sales Value of such Land and such Building on the Completion Date; and

                       (C) the estimated Fair Market Sales Value of such Leased Property at the end of the related Lease Term.

          Such Appraisal must show that (1) the estimated Fair Market Sales Value of the Leased Property (determined as if the Building had already been completed in accordance with the related Plans and Specifications and by excluding from such value the amount of assessments on such Leased Property) at the commencement of the Lease Term with respect thereto is equal to the projected cost of acquisition (and, if applicable, construction) of such Leased Property, and (2) the estimated Fair Market Sales Value of such Leased Property at the end of the related Lease Term (determined by excluding from such value the amount of assessments on such Leased Property) is at least 50% of the projected cost of acquisition (and, if applicable, construction) of such Leased Property. If the Participants waive delivery on such Closing Date of an Appraisal, then no subsequent Funding shall occur until such Appraisal has been delivered. If the related Building is not completed within 12 months after such Closing Date, such Lessee agrees to pay in full all Funded Amounts and accrued interest and Yield thereon with respect to such Leased Property on such 12-month anniversary of such Closing Date and purchase such Leased Property pursuant to Section 15.5 of the Lease.

               (viii)  Reliance Letter regarding Environmental Audit.  The firm
                       ---------------------------------------------
          that prepared the Environmental Audit for such Leased Property shall have delivered to the Lessor and the Agent a letter (substantially in the form of Exhibit F) stating that the Lessor, the Agent and the
                      ---------
          Lenders may rely upon such firm's Environmental Audit of such Land, a copy of which has previously been delivered to the Lessor and the Agent.

               (ix)  Evidence of Insurance.  The Lessor and the Agent shall have
                     ---------------------
          received from such Lessee certificates of insurance evidencing compliance with the provisions of Article IX of such Lease (including the naming of the Lessor, the Agent and the Lenders as additional insured or loss payee with respect to such insurance), in form and substance satisfactory to the Lessor and the Agent.

               (x)   Officer's Certificate.  Each of the Agent and the Lessor
                     ---------------------
          shall have received an Officer's Certificate of such Lessee stating that, to the best of such officer's knowledge, (A) each and every representation and warranty of such Lessee contained in the Operative Documents is true and correct in all material respects on and as of such Closing Date as though made on and as of such Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; (B) no Event of Default, Potential Event of Default or Force Majeure Event has occurred and is continuing; (C) each Operative Document to which such Lessee is a party is in full force and effect with respect to it; and (D) no event that could have a Material Adverse Effect has occurred since June 30, 1994.

               (xi)  UCC Financing Statement; Recording Fees; Transfer Taxes.
                     -------------------------------------------------------
          Each Participant shall have received satisfactory evidence of (i) the filing of such Uniform Commercial Code financing statements as any Participant deems necessary or desirable in order to protect such Participant's interests and (ii) the payment of all recording and filing fees and taxes with respect to any recordings or filings made of the related Deed, the related Lease, the related Mortgage and the related Assignment of Lease and Rents.

               (xii) Opinions.  The opinion of local counsel for such Lessee
                     --------
          qualified in the jurisdiction in which such Leased Property is located, substantially in the form set forth in Exhibit G-2, and
                                                          -----------
          containing such other matters as the parties to who they are addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders, and to the extent requested by the Agent, opinions supplemental to those delivered under

          Section 3.2(vii) and satisfactory to the Agent shall have been
          ----------------
          delivered and addressed to each of the Lessor, the Agent and the Lenders.

          (b)  Litigation.  No action or proceeding shall have been instituted
               ----------
or threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Participation Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely to materially adversely affect the Leased Property or any transaction contemplated by the Operative Documents or which could reasonably be expected to result in a Material Adverse Effect.

          (c)  Legality.  In the opinion of such Participant or its counsel, the
               --------
transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Participant to participate in any of the transactions contemplated by the Operative Documents.

          (d)  No Events. (i) No Event of Default, Potential Event of Default,
               ---------
Event of Loss or Event of Taking shall have occurred and be continuing, (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking, and (iii) there shall not have occurred any event that could reasonably be expected to have a Material Adverse Effect since June 30, 1994.

          (e)  Representations.  Each representation and warranty of the parties
               ---------------
hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Closing Date.

          (f)  Cutoff Date.  The initial Closing Date shall occur on or prior to
               -----------
November 30, 1994.

          (g)  Transaction Expenses.  The Lessees shall have paid the
               --------------------
Transaction Costs then accrued and invoiced which the Lessees agree to pay pursuant to Section 8.8.
            -----------

     3.2  Additional Conditions for the Initial Closing Date.  The obligations
          --------------------------------------------------
of the Lessor and each Lender to carry out their respective obligations under
Section 2 of this Participation Agreement to be performed on the initial Closing
---------
Date shall be subject to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel) on or prior to the initial Closing Date of the following conditions precedent in addition to those set forth in Section 3.1, provided that the obligations of any Participant
                   -----------  --------
shall not be subject to any conditions contained in this Section 3.2 which are
                                                         -----------
required to be performed by such Participant:

               (i)   Leases.  The original of each Lease, duly executed by the
                     ------
          related Lessee and the Lessor shall have been delivered to the Agent.

               (ii)  Guaranty.  Counterparts of the Guaranty, duly executed by
                     --------
          the Guarantor, shall have been delivered to each Participant.

               (iii)  Loan Agreement.  Counterparts of the Loan Agreement, duly
                      --------------
          executed by the Lessor, the Agent and the Lender, shall have been delivered to each of the Lessor and Lender.

               (iv)  Notes.  The A Note and the B Note, each payable to the
                     -----
          order of each Lender, duly executed by the Lessor, shall have been delivered to the Agent. and
               (v) Participation Agreement.  Counterparts of this Participation
                   -----------------------
          Agreement, duly executed by the parties hereto, shall have been delivered to each of the parties hereto.

               (vi)  Lessees' and Guarantor's Resolutions and Incumbency
                     ---------------------------------------------------
          Certificate, etc.  Each of the Agent and the Lessor shall have
          ----------------
          received (x) a certificate of the Secretary or an Assistant Secretary of each of each Lessee and the Guarantor, respectively, attaching and certifying as to (i) the Board of Directors' resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its certificate of incorporation, certified as of a recent date by the Secretary of State of the state of its incorporation and (iv) its by-laws, and (y) good standing certificates from the appropriate offices of the States of Delaware, California, Missouri, Ohio and Texas and good standing certificates for each Lessee and good standing certificates for the Guarantor from the appropriate offices of the States of such Person's incorporation and principal place of business.

               (vii)  Opinions of Counsel.  The following opinions, each dated
                      -------------------
          the initial Closing Date,
          substantially in the form set forth in the Exhibit noted below, and containing such other matters as the parties to whom they are addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders:

                  (1) the opinion of J. Kenneth Croney, General Counsel of the Lessees and the Guarantor (Exhibit G-1); and
                                          -----------

                  (2)  the opinion of special counsel for the Lessor (Exhibit G-
                                                                      ---------
               3).

               (viii)  Lessor's Incumbency Certificate.  The Agent shall have
                       -------------------------------
          received a certificate of secretary of the Lessor attaching and certifying as to (A) the Board of Directors' resolution authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, and (B) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf.

     3.3  Conditions to the Obligations of Lessee.  The obligations of each
          ---------------------------------------
Lessee to lease from the Lessor and construct its related Leased Property are subject to the fulfillment on the related Closing Date to the satisfaction of, or waiver by, such Lessee, of the following conditions precedent:

          (a)  General Conditions.  The conditions set forth in Section 3.1 that
               ------------------                               -----------
require fulfillment by the Lessor or the Lenders shall have been satisfied.

          (b)  Legality.  In the opinion of such Lessee or its counsel, the
               --------
transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Lessee to participate in any of the transactions contemplated by the Operative Documents.

     3.4  Conditions to the Obligations of the Participants on each Funding
          -----------------------------------------------------------------
 Date.  The obligations of the Lessor and each Lender to carry out their
 ----
respective obligations under Section 2 of this Participation Agreement to be
                             ---------
performed on each Funding Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through their respective counsel) or prior to each such Funding Date of the following conditions precedent, provided that the obligations of any Participant
                                --------
shall not be subject to any conditions contained in this Section 3.4 which are
                                                         -----------
required to be performed by such Participant:

          (a)  Funding Request.  The Lessor and the Agent shall have received
               ---------------
from such Lessee the Funding Request therefor pursuant to Section 2.2.
                                                          -----------

          (b)  Condition Fulfilled.  As of such Funding Date, the condition set
               -------------------
forth in Section 3.1(d)(i) shall have been satisfied.
         -----------------

          (c)  Representations.  As of such Funding Date, both before and after
               ---------------
giving effect to the Funding requested by such Lessee on such date, the representations and warranties that such Lessee is deemed to make pursuant to

Section 2.2(e) shall be true and correct in all material respects on and as of
--------------
such Funding Date as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

          (d)  No Bonded Stop Notice or Filed Mechanics Lien.  As of each
               ---------------------------------------------
Funding Date, and as to any Loan funds requested for any Land Interest on each such Funding Date, (i) neither the Agent nor any Lender has received (with respect to such Land Interest) a bonded notice to withhold Loan funds which has not been discharged by the Lessee, and (ii) no mechanic's liens or materialman's liens have been filed against such Land Interest that have not been discharged by the Lessee.

     3.5  Completion Date Conditions.  The occurrence of the Completion Date
          --------------------------
with respect to any Leased Property shall be subject to the fulfillment to the satisfaction of, or waiver by, each party hereto (acting directly or through its counsel) of the following conditions precedent:

          (a)  Title Policy Endorsements; Architect's Certificate.  The related
               --------------------------------------------------
Lessee shall have furnished to each Participant (1) the following endorsements to the related Title Policy (each of which shall be subject to no exceptions other than those acceptable to the Agent): a date-down endorsement (redating and confirming the coverage provided under the Title Policy and each endorsement thereto) and a "Form 9" endorsement, in each case, effective as of a date not earlier than the date of completion of the Construction, and (2) a certificate of the Architect dated at or about the Completion Date and stating that (i) the Building has been completed substantially in accordance with the Plans and Specifications, and the Leased Property is ready for occupancy, (ii) the Plans and Specifications comply in all material respects with all Applicable Laws in effect at such time, and (iii) to the best of the Architect's knowledge, the

Leased Property, as so completed, complies in all material respects with all Applicable Laws in effect at such time, and certifying that attached thereto are true and complete copies of: (A) an "as built" or "record" set of the Plans and Specifications, and a plat of survey of the Leased Property "as built" showing all paving, driveways, fences and exterior improvements, and (B) copies of all licenses and permits required by any Governmental Authority having jurisdiction over the use and occupancy of the Leased Property and for the operation thereof, including copies of a certificate or certificates of occupancy for the Leased Property or other legally equivalent permission to occupy the Leased Property.

          (b)  Construction Completion.  The Construction shall have been
               -----------------------
completed substantially in accordance with the Plans and Specifications, the related Deed and all Applicable Laws, and the Leased Property shall be ready for occupancy and operation. All fixtures, furniture, furnishings, equipment and other property contemplated under the Plans and Specifications to be incorporated into or installed in the Leased Property shall have been incorporated or installed, free and clear of all Liens except for Permitted Liens.

          (c)  Lessee Certification.  Such Lessee shall have furnished the
               --------------------
Lessor, the Agent and each Lender with both (1) a certification of such Lessee (substantially in the form of Exhibit H) that:
                              ---------

               (i) all amounts owing to third parties for the Construction have been paid in full (other than contingent obligations for which such Lessee has made adequate reserves), and no litigation or proceedings are pending, or to the best of such Lessee's knowledge, are threatened, against the Leased Property or such Lessee which could reasonably be expected to materially adversely affect (A) the enforceability or priority of this Participation Agreement or the other Operative Documents and (B) the ability of such Lessee to fully perform its obligations pursuant to and as contemplated by the terms and provisions of this Participation Agreement and the other Operative Documents;

               (ii) all consents, licenses and permits and other governmental authorizations or approvals required for the Construction and operation of the Leased Property have been obtained and are in full force and effect;

               (iii) the Leased Property has available all services of public facilities and other utilities necessary for use and operation of the Leased Property for its intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the Building and public highways for pedestrians and motor vehicles;

               (iv) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Leased Property as such Lessee intends to use the Leased Property under the related Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and such Lessee has no knowledge of any pending modification or cancellation of any of the same; and the use of the Leased Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use;

               (v)   all of the requirements and conditions set forth in Section
                                                                         -------
     3.5(b) hereof have been completed and fulfilled;
     ------

               (vi) the Leased Property is in compliance with all applicable zoning laws and regulations; and

(2) copies of all final lien waivers regarding the Construction, together with sworn statements from contractors, subcontractors and material suppliers.

          (d)  Completion Date Appraisal.  Within 90 days after the issuance of
               -------------------------
the certificate of occupancy for the Building, the Lessor and the Agent shall have received a report of the Appraiser (the "Completion Date Appraisal"), which
                                              -------------------------
shall meet the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and shall state the Fair Market Sales Value of the Leased Property as of the Completion Date. The cost of such appraisal shall be paid by the related Lessee.


                                       4
                                REPRESENTATIONS

     4.1  Representations of each Lessee.  Effective as of the date of
          ------------------------------
execution hereof, as of each Closing Date and as of each Funding Date, each Lessee represents and warrants to each of the other parties hereto as follows:

          (a)  Organization; Corporate Powers.  Such Lessee (i) is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified as a foreign corporation and in good standing (A) in each jurisdiction where its Leased Property is located and (B) under the laws of each jurisdiction where such qualification is required and where the failure to be duly qualified and in good standing would have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Operative Documents.

          (b)  Authority.  (i)  Such Lessee has the requisite corporate power
               ---------
and authority to execute, deliver and perform the Operative Documents executed by it, or to be executed by it.

          (i) The execution, delivery and performance (or recording or filing, as the case may be) of the Operative Documents, and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of such Lessee and no other corporate proceedings on the part of such Lessee are necessary to consummate the transactions so contemplated.

          (c) The Operative Documents executed by such Lessee, have been duly executed and delivered (or recorded or filed, as the case may be) by such Lessee, and constitute its legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

          (d)  No Conflict.  The execution, delivery and performance by such
               -----------
Lessee of each Operative Document to which it is a party and each of the transactions contemplated thereby do not and will not (i) violate any Applicable Law or Contractual Obligation of any Person the consequences of which violation, singly or in the aggregate, would have a Material Adverse Effect, (ii) result in or require the creation or imposition of any Lien whatsoever on such Leased Property or upon any of the properties or assets of its Lessee or any of its Subsidiaries (other than Permitted Liens), or (iii) require any approval of stockholders which has not been obtained.

          (e)  Governmental Consents.  Except as have been made, obtained or
               ---------------------
given, and are in full force and effect, no filing or registration with, consent or approval of, notice to, with or by any Governmental Authority, is required to authorize, or is required in connection with, the execution, delivery and performance by such Lessee of the Operative Documents, the use of the proceeds of the Fundings made to effect the purchase of the Land and the Construction, or the legality, validity, binding effect or enforceability of any Operative Document.

          (f)  Governmental Regulation.  Neither such Lessee nor any Subsidiary
               -----------------------
of such Lessee is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (g)  Requirements of Law.  Such Lessee and each Subsidiary of such
               -------------------
Lessee and each Person acting on behalf of any of them is in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply would have a Material Adverse Effect, either individually or together with other such cases.

          (h)  Rights in Respect of the Leased Property.  Such Lessee is not a
               ----------------------------------------
party to any contract or agreement to sell any interest in such Leased Property or any part thereof, other than pursuant to this Participation Agreement and such Lease.

          (i)  Hazardous Materials.  (i)  To the best knowledge of such Lessee,
               -------------------
on the Closing Date for its Leased Property, there are no Hazardous Materials present at, upon, under or within such Leased Property or released or transported (except in full compliance with all Applicable Law) to or from such Leased Property.

               (i) On the related Closing Date, no Governmental Actions have been taken or are in process or have been threatened, which could reasonably be expected to subject such Leased Property, the Lender or such Lessor with respect to such Leased Property to any Claims or Liens under any Environmental Law which would have a materially adverse effect on the Lessor, the Lender or such Leased Property.

               (ii) Such Lessee has all Environmental Permits necessary to operate such Leased Property in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits, except to the extent the failure to so comply would not have a Material Adverse Effect.

               (iii) No notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to such Lessee, no penalty has been assessed on such Lessee and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person in each case relating to the Leased Property with respect to any alleged violation or liability of such Lessee under any Environmental Law. No material notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person relating to such Leased Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

               (iv) To such Lessee's best knowledge, such Leased Property and each portion thereof are presently in compliance in all material respects with all Environmental Laws, and there are no present or past facts, circumstances, activities, events, conditions or occurrences regarding such Leased Property (including without limitation the release or presence of Hazardous Materials) that could reasonably be anticipated to (A) form the basis of a material Claim against such Leased Property, any Participant or such Lessee, (B) cause such Leased Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which such Leased Property is located, or (D) prevent or interfere with the continued operation and maintenance of such Leased Property as contemplated by the Operative Documents.

          (j)  Leased Property.  The present condition and use of such Leased
               ---------------
Property conforms in all material respects with all conditions or requirements of all existing permits and approvals issued with respect to such Leased Property, and the present use of such Leased Property and such Lessee's future intended use of such Leased Property under such Lease does not, in any material respect, violate any Applicable Law. No material notices, complaints of orders or violation or non-compliance have been issued or, to such Lessee's best knowledge, threatened or contemplated by any Governmental Authority with respect to such Leased Property or any present or intended future use thereof. All agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of such Leased Property as such Lessee intends to use such Leased Property under the related Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or to such Lessee's best knowledge will be, obtained and are in full force and effect, and such Lessee has no knowledge of any pending modification or cancellation of any of the same.

     4.2  Representations of the Lessor.  Effective as of the date of execution
          -----------------------------
hereof, as of each Closing Date and as of each Funding Date, the Lessor and the General Partner represent and warrant to the Agent and the Lenders and, as to paragraph (f) below, also to the Lessees as follows:
-------------

          (a)  Due Organization, etc.  The General Partner is a corporation and
               ---------------------
the Lessor is a limited partnership, each duly organized and validly existing in good standing under the laws of Pennsylvania and has full corporate power, authority and legal right to execute, deliver and perform its obligations under each Lease, this Participation Agreement and each other Operative Document to which it is or will be a party.

          (b)  Due Authorization; Enforceability, etc.  This Participation
               --------------------------------------
Agreement and each other Operative Document to which the Lessor or the General Partner is or will be a party have been or will be duly authorized, executed and delivered by or on behalf of the Lessor or the General partner, as the case may be, and are, or upon execution and delivery will be, legal, valid and binding obligations of the Lessor or the General Partner, as the case may be, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

          (c)  No Conflict.  The execution and delivery by the Lessor and the
               -----------
General Partner of each Lease, this Participation Agreement and each other Operative Document to which the Lessor or the General Partner is or will be a party, are not or will not be, and the performance by the Lessor of its obligations under each will not be, inconsistent with their constituent documents, do not and will not contravene any Applicable Law and do not and will not contravene any provision of, or constitute a default under, any Contractual Obligation of Lessor or the General Partner, and the Lessor and the General Partner possesses all requisite regulatory authority to undertake and perform their obligations under the Operative Documents.

          (d)  Litigation.  There are no pending or, to the knowledge of the
               ----------
Lessor or the General Partner, threatened actions or proceedings against the Lessor or the General Partner before any court, arbitrator or administrative agency that would have a material adverse effect upon the ability of the Lessor or the General Partner to perform its obligations under this

Participation Agreement or any other Operative Documents to which it is or will be a party.

          (e)  Lessor Liens.  No Lessor Liens (other than those created by the
               ------------
Operative Documents) exist on any Closing Date on any Leased Property, or any portion thereof, and the execution, delivery and performance by the Lessor of this Participation Agreement or any other Operative Document to which it is or will be a party will not subject such Leased Property, or any portion thereof, to any Lessor Liens (other than those created by the Operative Documents).

          (f)  Securities Act.  The interest being acquired or to be acquired by
               --------------
the Lessor in the Lessor's Invested Amount and such Leased Property is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that the Lessor shall be entitled to assign,
                      --------
convey or transfer its interest in accordance with Section 6.1.
                                                   -----------

          (g)  Employee Benefit Plans.  The Lessor is not and will not be making
               ----------------------
its investment hereunder, and is performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in
Section 4975(e)(1)) of the Code.

     4.3  Representations of each Lender.  Effective as of the date of execution
          ------------------------------
hereof and as of each Closing Date, each Lender represents and warrants to the Lessor and to the Lessees as follows:

          (a)  Securities Act.  The interest being acquired or to be acquired by
               --------------
such Lender in the Funded Amounts is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such
                                                              --------
Lender shall be entitled to assign, convey or transfer its interest in accordance with Section 6.2. Such Lender is an accredited investor as that term
                -----------
is defined in Rule 501(a) under the Securities Act.

          (b)  Employee Benefit Plans.  Such Lender is not and will not be
               ----------------------
making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.

                                       5
            COVENANTS OF THE LESSEES, THE GUARANTOR AND THE LESSOR

     5.1  Qualification to do Business.  Each Lessee shall remain qualified
          ----------------------------
to do business in the state where its Leased Property is located.

     5.2  Further Assurances.  Upon the written request of the Lessor or the
          ------------------
Agent, each Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents, to be recorded or filed at such places and times in such manner, as may be necessary to preserve, protect and perfect the interest of the Lessor, the Agent and the Lenders in the related Leased Property as contemplated by the Operative Documents.

     5.3  Financial Statements and Information.  The Guarantor will furnish
          ------------------------------------
to each Lender:

          (a) as soon as available and in any event within 60 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Guarantor, copies of a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such accounting period and of the related consolidated income and retained earnings statements of the Guarantor and its Consolidated Subsidiaries for the elapsed portion of the fiscal year ended with the last day of such accounting period, all in reasonable detail and stating in comparative form the amounts for the corresponding date and period in the previous fiscal year, and all prepared and certified by an authorized financial officer of the Guarantor, subject to year end audit adjustments;

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, copies of consolidated balance sheets of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings of the Guarantor and its Consolidated Subsidiaries for such fiscal year, in reasonable detail and stating in comparative form the figures as of the end of and for the previous fiscal year and certified by independent public accountants of recognized standing as may be selected by the Guarantor and satisfactory to the Agent;

          (c) concurrently with each of the financial statements furnished pursuant to the foregoing subsections (a) and (b), a certificate of the Chairman of the Board, President, a Vice President of the Guarantor, or the Treasurer of the Guarantor, stating that in the opinion of the signer, based upon a review made under their supervision, the Guarantor has performed and observed all of, and the Guarantor is not in default in the performance or observance of any of, the terms and of the Operative Documents or, if the Guarantor shall be in default, specifying all such defaults, and the nature thereof, of which the signer of such certificate may have knowledge;

          (d) concurrently with their being filed, mailed or delivered, as applicable, copies of all proxy statements, financial statements and reports which the Guarantor shall send or make available generally to its shareholders, and copies of all reports which the Guarantor or any Subsidiary may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or an agency substituted therefor or with any securities exchange located in the United States of America; and

          (e) such other information relating to the business, affairs and financial condition of the Guarantor and its Subsidiaries as the Agent (when requested so to do by any Lender) may from time to time reasonably request.

     5.4  Additional Required Appraisals.  If, as a result of any change in
          ------------------------------
Applicable Law after the date hereof, an appraisal of all or any of any Leased Property is required during the Lease Term under Applicable Law with respect to any Participant's interest therein, in such Participant's Funded Amount or in the Operative Documents, then the related Lessee shall pay the cost of such appraisal.

     5.5  Lessor's and General Partner's Covenants.  The Lessor and the General
          ----------------------------------------
Partner covenant and agree that without the prior written consent of the Agent, the Lenders and the Guarantor, (i) they shall not amend their constituent documents and (ii) they shall not incur any indebtedness or other obligation or liability, or engage in any business or activity, other than the Transactions.

                                       6
                        TRANSFERS BY LESSOR AND LENDERS

     6.1  Lessor Transfers.  The Lessor shall not assign, convey or otherwise
          ----------------
transfer all or any portion of its right, title or interest in, to or under any Leased Property (except pursuant to Article VI of the related Lease) or any of
                                    ----------
the Operative Documents without the prior written consent of the Lenders and the related Lessee. Any proposed transferee of the Lessor shall make the representation set forth in Section 4.2(g) to the other parties hereto.
                            --------------

     6.2  Lender Transfers.  Any Lender may grant participations in its
          ----------------
Commitment and sell Loans or participations in their Loan and Commitments, provided that the participation buyer shall not receive voting or waiver rights
--------
except with respect to postponing maturities, decreasing interest rates, or increasing principal amounts. Assignments will be permitted only with the prior written consent of the Guarantor obtained 14 days prior to any proposed assignment.


                                       7
                                INDEMNIFICATION

     7.1  General Indemnification.  The Lessees jointly and severally agree,
          -----------------------
whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to any Closing Date or after the Lease Termination Date, in any way relating to or arising out of:

          (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or

          (b)  any Land, any Building or any part thereof or interest therein;

          (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to any Lease), return or other disposition of all or any part of any interest in any Leased Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (1) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Leased Property or any part thereof, (4) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by any Lessee pursuant to the Lease which are in effect at any time with respect to any Leased Property or any part thereof,
     (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to any Leased Property resulting in any change or special assessments being levied against any Leased Property or any Claim for utility "tap-in" fees;

          (d)  the offer, issuance, sale or delivery of the Notes;
          (e) the breach or alleged breach by any Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

          (f) the retaining or employment of any broker, finder or financial advisor by any Lessee to act on its behalf in connection with this Participation Agreement, or the authorization of any broker or financial adviser retained or employed by any other Person so to act, or the incurring of any fees or commissions to which the Lessor, the Agent or any Lender might be subjected by virtue of their entering into the transactions contemplated by this Participation Agreement;

          (g) the existence of any Lien on or with respect to any Leased Property, the Construction, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to any Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by any Lessee or

     Alterations constructed by any Lessee, except in all cases the liens listed as items (a) and (b) in the definition of Permitted Liens;

          (h) the transactions contemplated by any Lessee hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in
     Section 4975(c) of the Code; or

          (i) any act or omission by any Lessee under any Purchase Agreement, and any breach of any requirement, condition, restriction or limitation in any Deed;

provided, however, no Lessee shall be required to indemnify any Indemnitee under
--------  -------
this Section 7.1 for any of the following:  (1) any Claim to the extent that
     -----------
such claim results from the willful misconduct or gross negligence of such Indemnitee, (2) any Claim resulting from Lessor Liens which the Lessor Indemnitee Group is responsible for discharging under the Operative Documents, and (3) any Claim related to any Leased Property to the extent attributable to acts or events occurring after the expiration of the Lease Term so long as the Lessor, the Agent and the Participants are not exercising remedies against the Lessee in respect of the Operative Documents. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under any Lease or any other Operative Document.

     7.2  Environmental Indemnity.  Without limitation of Section 7.1, the
          -----------------------                         -----------
Lessees jointly and severally agree to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of any Leased Property), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable costs and expenses incurred in connection therewith (including, but not limited to, reasonable attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of

          (i) the presence on or under any Land of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any Land,

          (ii) any activity, including, without limitation, construction, carried on or undertaken on or off any Land, and whether by any Lessee, or any predecessor in title or any employees, agents, contractors or subcontractors of any Lessee, or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Land,

          (iii) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws,

          (iv) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records, or

          (v) any residual contamination on or under any Land, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

in any case with respect to the matters described in the foregoing clauses (i)
                                                                   -----------
through (v) that arise or occur
        ---

          (w)   prior to or during the Lease Term,

          (x) at any time during which any Lessee or any Affiliate thereof owns any interest in or otherwise occupies or possesses any Leased Property or any portion thereof,

          (y) during any period after and during the continuance of any Event of Default or

          (z) during any period of three years following the date an Indemnitee takes possession of any Leased Property,

provided, however, no Lessee shall be required to indemnify any Indemnitee under
--------  -------
this Section 7.2 for any Claim to the extent a court of competent jurisdiction
     -----------
shall have determined that such Claim results from the willful misconduct or gross negligence of such Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under any Lease or any other Operative Document.

     7.3  Proceedings in Respect of Claims. With respect to any amount that any
          --------------------------------
Lessee is requested by an Indemnitee to pay by reason of Section 7.1 or 7.2,
                                                         -----------    ---
such Indemnitee shall, if so requested by such Lessee and prior to any payment, submit such additional information to such Lessee as such Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify such Lessee of the commencement thereof, and such Lessee shall be entitled, at its expense, to participate in, and, to the extent that such Lessee desires to, assume and control the defense thereof; provided, however, that such Lessee shall have
                             --------  -------
acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and, such Lessee shall keep such Indemnitee fully apprised of the status of such action suit or proceeding and shall provide such Indemnitee with all information with respect to such action suit or proceeding as such Indemnitee shall reasonably request, and, provided
                                                                     --------
further, that such Lessee shall not be entitled to assume and control the
-------
defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any material risk of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Property or any part thereof unless such Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by such Lessee which such Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by such Lessee in accordance with the foregoing. Such Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 7.1 or 7.2 without
                                                     ----------    -----------
the prior written consent of the related Indemnitee, which consent shall not be unreasonably withheld.

     Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 7.1 or 7.2 without
                                                    -----------    ---
the prior written consent of the Lessees, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 7.1 or 7.2 with respect to such Claim.
      -----------    ---

     Upon payment in full of any Claim by the Lessees pursuant to Section 7.1 or
                                                                  -----------
7.2 to or on behalf of an Indemnitee, the Lessees, without any further action,
---
shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with the Lessees and give such further assurances as are reasonably necessary or advisable to enable the Lessees vigorously to pursue such claims.

     Any amount payable to an Indemnitee pursuant to Section 7.1 or 7.2 shall be
                                                     -----------    ---
paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

     7.4  General Tax Indemnity.  (a) Tax Indemnity.  Except as otherwise
          ---------------------       -------------
 provided in this Section 7.4, each Lessee shall pay on an After-Tax Basis,
                  -----------
and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "Taxes" and individually as a "Tax" (for the purposes of this Section
           -----                         ---                            -------
7.4, the definition of "Taxes" includes amounts imposed on, incurred by, or
---
asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of Section 406 or 407 of ERISA or Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document)) imposed on or with respect to any Tax Indemnitee, any Lessee, any Leased Property or any portion thereof or any Land, or any sublessee or user thereof, by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of any Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to any Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes or any other Operative Documents, (iv) any Leased Property, any Land or any part thereof or any interest therein (including, without limitation, all assessments payable in respect thereof, including, without limitation, all assessments noted on the related Title Policy), (v) all or any of the Operative Documents, any other documents contemplated thereby, any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

          (a)  Exclusions from General Tax Indemnity.  Section 7.4(a) shall not
               -------------------------------------   --------------
apply to:

               (i) Taxes on, based on, or measured by or with respect to net income of the Lessor and the Lenders (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, license, rental or property Taxes, and (B) withholding Taxes imposed by the United States or any state in which Leased Property is located (i) on payments with respect to the Notes, to the extent imposed by reason of a change in Applicable Law occurring after the date on which the holder of such Note became the holder of such Note or (ii) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Notes;

               (ii) Taxes on, based on, or in the nature of or measured by Taxes on doing business, business privilege, capital, capital stock, net worth, or mercantile license or similar taxes other than (A) any increase in such Taxes imposed on such Tax Indemnitee by any state in which Leased Property is located, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase would not have occurred if on each Funding Date the Lessor and the Lenders had advanced funds to such Lessee in the form of loans secured by the Leased Property in an amount equal to the Funded Amounts funded on such Funding Date, with debt service for such loans equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loans in a total amount equal to the Funded Amounts at the end of the Lease Term, or (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes;

               (iii) Taxes that are based on, or measured by, the fees or other compensation received by a Person acting as Agent (in its individual capacities) or any Affiliate of any thereof for acting as trustee under the Loan Agreement;

               (iv) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earliest of (A) the expiration of the Lease Term with respect to any Leased Property and, if such Leased Property is required to be returned to the Lessor in accordance with related Lease, such return and (B) the discharge in full of such Lessee's obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to any Leased Property and all other amounts due under the related Lease, unless such Taxes relate to acts, events or matters occurring prior to the earliest of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge;

               (v) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition by such Tax Indemnitee or any related Tax Indemnitee of any interest in any Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents or any Note, or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the property by any Lessee,
     (B) any sale or transfer resulting from the exercise by any Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while an Event of Default shall have occurred and be continuing under any Lease, and (D) any sale or transfer resulting from the Lessor's exercise of remedies under any Lease;

               (vi) any Tax which is being contested in accordance with the provisions of Section 7.4(c), during the pendency of such contest;
                   --------------

               (vii) any Tax that is imposed on a Tax Indemnitee as a result of such Tax Indemnitee's gross negligence or willful misconduct (other than gross negligence or willful misconduct imputed to such Tax Indemnitee solely by reason of its interest in any Leased Property);

               (viii) any Tax that results from a Tax Indemnitee engaging, with respect to any Leased Property, in transactions other than those permitted by the Operative Documents; and

               (ix) to the extent any interest, penalties or additions to tax result in whole or in part from the failure of a Tax Indemnitee to file a return that it is required to file in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents in circumstances where any Lessee did not give timely notice to such Tax Indemnitee (and such Tax Indemnitee otherwise had no actual knowledge) of such filing requirement that would have permitted a proper and timely filing of such return, or (B) results from the failure of any Lessee to supply information necessary for the proper and timely filing of such return that was not in the possession of such Tax Indemnitee.

          (b)  Contests.  If any claim shall be made against any Tax Indemnitee
               --------
or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which any Lessee may have an indemnity obligation pursuant to Section 7.4, or if any Tax Indemnitee shall
                                    -----------
determine that any Taxes as to which any Lessee may have an indemnity obligation pursuant to Section 7.4 may be payable, such Tax Indemnitee shall promptly
            -----------
notify such Lessee. Such Lessee shall be entitled, at its expense, to participate in, and, to the extent that such Lessee desires to, assume and control the defense thereof; provided, however, that such Lessee shall have
                             --------  -------
acknowledged in writing its obligation to fully indemnify such Tax Indemnitee in respect of such action, suit or proceeding if the contest is unsuccessful; and, provided further,
-------- -------
that such Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest, at the sole cost and expense of such Lessee, on behalf of such Lessee) if and to the extent that, (A) in the reasonable opinion of such Tax Indemnitee, such action, suit or proceeding involves any meaningful risk of imposition of criminal liability or any material risk of material civil liability on such Tax Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Property or any part thereof unless such Lessee shall have posted a bond or other security satisfactory to the relevant Tax Indemnitees in respect to such risk,
(B) such proceeding involves Claims not fully indemnified by such Lessee which such Lessee and the Tax Indemnitee have been unable to sever from the indemnified claim(s), (C) an Event of Default has occurred and is continuing,
(D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the Transaction and if determined adversely could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by such Lessee or (E) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee. With respect to any contests controlled by a Tax Indemnitee, (i) if such contest relates to the federal or any state income tax liability of such Tax Indemnitee, such Tax Indemnitee shall be required to conduct such contest only if such Lessee shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably satisfactory to such Lessee stating that a reasonable basis exists to contest such claim or (ii) in the case of an appeal of an adverse determination of any contest relating to any Taxes, an opinion of such counsel to the effect that such appeal is more likely than not to be successful, provided, however, such Tax Indemnitee shall in no
                           --------  -------
event be required to appeal an adverse determination to the United States Supreme Court. The Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by such Lessee in accordance with the foregoing.

     Each Tax Indemnitee shall at such Lessee's expense supply such Lessee with such information and documents reasonably requested by such Lessee as are necessary or advisable for such Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 7.4. Unless an Event of
                                           -----------
Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 7.4 without the prior written
                                      -----------
consent of such Lessee, which consent shall not be unreasonably withheld, unless such Tax Indemnitee waives its right to be indemnified under this Section 7.4 with respect to such
                                              -----------
Claim.

     Notwithstanding anything contained herein to the contrary, (a) a Tax Indemnitee will not be required to contest (and such Lessee shall not be permitted to contest) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 7.4
                                                                   -----------
with respect to such claim (and any related claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and (b) no Tax Indemnitee shall be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely, unless there has been a change in law which in the opinion of Tax Indemnitee's counsel creates substantial authority for the success of such contest. Each Tax Indemnitee and each Lessee shall consult in good faith with each other regarding the conduct of such contest controlled by either.

          (c)  Reimbursement for Tax Savings.  If (x) a Tax Indemnitee shall
               -----------------------------
obtain a credit or refund of any Taxes paid by a Lessee pursuant to this Section
                                                                         -------
7.4 or (y) by reason of the incurrence or imposition of any Tax for which a Tax
---
Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by such Lessee pursuant to this Section 7.4, such Tax
                                                    -----------
Indemnitee at any time realizes a reduction in any Taxes for which Lessee is not required to indemnify such Tax Indemnitee pursuant to this Section 7.4, which
                                                           -----------
reduction in Taxes was not taken into account in computing such payment by such Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to such Lessee (xx) the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or (yy) an amount equal to such reduction in Taxes, as the case may be; provided that no such payment shall be made so long
                           --------
as an Event of Default shall have occurred and be continuing and, provided,
                                                                  --------
further, that the amount payable to such Lessee by any Tax Indemnitee pursuant
-------
to this Section 7.4(c) shall not at any time exceed the aggregate amount of all
        --------------
indemnity payments made by such Lessee under this Section 7.4 to such Tax
                                                  -----------
Indemnitee with respect to the Taxes which gave rise to the credit or refund or with respect to the Tax which gave rise to the reduction in Taxes less the amount of all prior payments made to such Lessee by such Tax Indemnitee under this Section 7.4(d). Each Tax Indemnitee agrees to act in good faith to claim
     --------------
such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from such Lessee pursuant to this
Section 7.4.  The disallowance or reduction of any credit, refund or other tax
-----------
savings with respect to which a Tax Indemnitee has made a payment to such

Lessee under this Section 7.4(d) shall be treated as a Tax for which such Lessee
                  --------------
is obligated to indemnify such Tax Indemnitee hereunder without regard to
Section 7.4(b) hereof.
--------------

          (d)  Payments.  Any Tax indemnifiable under this Section 7.4 shall be
               --------                                    -----------
paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section 7.4 shall be paid within thirty (30) days after
                       -----------
receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to

Section 7.4 shall be made to the Tax Indemnitee entitled thereto or such Lessee,
-----------
as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that any Lessee is required to pay, such Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for such Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

          (e)  Reports.  If any Lessee knows of any report, return or statement
               -------
required to be filed with respect to any Taxes that are subject to indemnification under this Section 7.4, such Lessee shall, if such Lessee is
                           -----------
permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the applicable Leased Property in such Lessee); provided, however, that if such Lessee is not permitted by
                 --------  -------
Applicable Law or does not have access to the information required to file any such report, return or statement, such Lessee will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, such Lessee shall, upon written request of such Tax Indemnitee, prepare such report, return or statement for filing by such Tax Indemnitee or, if such Tax Indemnitee so requests, provide such Tax Indemnitee with such information as is reasonably available to such Lessee.

          (f)  Verification.  At the applicable Lessee's request, the amount of
               ------------
any indemnity payment by such Lessee or any payment by a Tax Indemnitee to such Lessee pursuant to this Section 7.4 shall be verified and certified by an
                        -----------
independent public accounting firm selected by such Lessee and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in Lessee's favor of 10% or more, the costs of such verification shall be borne by such Lessee. In no event shall such Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification, provided that the information
                                              --------
provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Participation Agreement and that matters of interpretation of this Participation Agreement are not within the scope of the independent accounting firm's responsibilities.

     7.5  Increased Costs, etc.
          ---------------------

          (a) Notwithstanding any other provisions herein, if any requirement of law, regulation, order or decree or any change therein or in the interpretation or application thereof shall make it unlawful for the Lenders to make or maintain Loans at a rate based on the LIBOR Rate as contemplated by the Operative Documents, the Commitments of the Lenders hereunder to make Loans at a rate based on the LIBOR Rate shall forthwith be canceled and Loans of the Lenders then outstanding, if any, shall, if and when required by such law, be converted automatically to bear interest at the Alternative Rate. If any such conversion of the interest rate applicable to Loans is made on a day which is not the end of a Rent Period, the related Lessee shall pay to the Agent for the account of the Lenders on such conversion date interest at the related LIBOR Rate plus 0.75% per annum on the affected Loans to the date of such automatic conversion and, upon the request of any Lender, shall pay to the Agent for the account of such Lender such other amount or amounts as may be necessary to compensate the Lender for any loss or expense which the Lender deems to be material as determined by the Lender and which has been sustained or incurred by such Lender in respect of such Loans as a result of such conversion. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by a Lender to the related Lessee shall be conclusive absent manifest error. As soon as practicable, the Agent or any Lender shall notify the related Lessee of any event of which it has knowledge occurring after the date of this Participation Agreement, which will cause or is likely to cause a conversion of the interest rate applicable to Loans pursuant to this Section
                                                                     -------
7.5, and the Agent or such Lender shall designate a different funding office or
---
take such other action to avoid the need for, or to reduce the amount of compensation related to, such conversion of the interest rate applicable to Loans which would not, in the reasonable opinion of the Agent or such Lender, be otherwise disadvantageous to the Agent or the Lenders.

          (b) If Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or in the event that at any time or from time to time any change occurring after the date hereof in any requirement of law, regulation, order or decree or in the interpretation or application thereof or compliance by a Lender with any request or directive (whether or not having the force of law) occurring after the date hereof from any central bank or monetary authority or other governmental authority:

               (1) does or shall subject such Lender to any tax of any kind whatsoever with respect to the

          Operative Documents or any Loan Amount, or change the basis of taxation of payments to such Lender of principal, fees, interest, yield or other amount payable hereunder (except for changes in the rate of tax on general income and similar taxes on the overall net income of such Operative Documents in any jurisdiction); or

               (2) does or shall impose, modify or hold applicable or change any reserve, special deposit, Federal Deposit Insurance Corporation premium, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the LIBOR Rate under the Operative Documents;

               (3)    does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting or maintaining advances or extensions of credit as Loans bearing interest at a rate based on the LIBOR Rate or to reduce any amount receivable in respect of such Loans, then, in any such case, the related Lessee shall promptly pay to such Lender, such additional amount which will compensate the Lender for such additional cost or reduced amount receivable which the Lender deems to be material as determined by the Lender with respect to the Operative Documents or its Loans.

          (c) If any Lender shall have determined that compliance by such Lender with any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender could have achieved but for such compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such compliance and assuming that such Lender's capital was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, then, upon demand, the related Lessee shall immediately pay to such Lender as are so affected such additional amounts as shall be sufficient to compensate such Lenders for such reduced return, together with interest on each such amount from four Business Days after the date demanded until payment in full thereof at the rate of interest of 3% per annum over the Alternative Rate. A certificate of an officer of any such Lender setting forth the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods. The related Lessee may at its option elect to seek a substitute Lender (which may be one or more of the Lenders and which shall be reasonably satisfactory to the related Lessee and the Agent) to purchase the portion of the Loans then held by, and to assume the Commitment hereunder of, such Lender. Until such substitution shall be consummated, the related Lessee shall continue to pay to such Lender being replaced any amounts required by this Agreement, including this Section 7.5(c). Upon any such
                                           --------------
substitution, the related Lessee (or such substitute Lender, as applicable) shall pay to such Lender being replaced all principal, interest and other amounts accrued or owing to such Lender hereunder through the date of substitution. No liability or cost pursuant to this Section 7.5(c) shall be
                                                     --------------
incurred by the related Lessee prior to, or relating to any period before, the date that the related Lessee receives a demand from a Lender under this Section
                                                                        -------
7.5(c).
------

          (d) If a Lender becomes entitled to claim any additional amounts pursuant to this Section 7.5, it shall promptly notify the related Lessee
                 -----------
thereof. A certificate as to any additional amounts payable pursuant to the foregoing submitted by a Lender to the related Lessee shall be conclusive absent manifest error. For purposes of the application of this Section 7.5, and in
                                                         -----------
calculating the amount necessary to compensate such Lender for any imposition of or increase in capital requirements or taxes hereunder, such Lender shall determine the applicability of this provision and calculate the amount payable to it hereunder in a manner consistent with the manner in which it shall apply and calculate similar compensation payable to it by other borrowers having provisions in their credit agreements comparable to this Section.

          (e) If any Lender shall, at any time, incur costs associated with reserve requirements pursuant to Regulation D in connection with the making or maintenance of any Loan, then the related Lessee shall immediately pay such costs to such Lender in accordance with Section 7.5(d).
                                        --------------

          (f) The related Lessee shall indemnify each Lender against any loss, funding cost, expense or loss of earnings, which such Lender, may, as a consequence of the related Lessee's failure to accept Loans requested at any time, failure to make a payment on the due date thereof or the payment, prepayment or conversion of any Loans subject to LIBOR Rate options hereunder on a day other than a Payment Date, sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain such or any part thereof. If a Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Agent, which shall promptly notify the related Lessee thereof.

          (g) If any Lender has demanded compensation under this Section, the related Lessee shall have the right, after consultation with the Agent, to seek a substitute bank or banks (which may be one or more of the Lenders) to purchase the Loans for cash without recourse to such Lender and assume the Commitment of such Lender, which shall thereupon be released from all of its obligations hereunder.

     7.6  End of Term Indemnity.  In the event that at the end of the Lease Term
          ---------------------
for a Leased Property:  (i) The related Lessee elects the option set forth in
Section 15.6 of the related Lease, and (ii) after the Lessor receives the sales proceeds from such Leased Property under Section 15.6 or 15.7 of such Lease, together with such Lessee's payment of the Recourse Deficiency Amount, the Lessor shall not have received the entire Lease Balance, then the Lessor or the Agent may obtain, at such Lessee's sole cost and expense, a report from the Appraiser (or, if the Appraiser is not available, another appraiser reasonably satisfactory to the Lessor or the Agent, as the case may be) in form and substance satisfactory to Lessor and the Agent (the "Report") to establish the
                                                     ------
reason for any decline in value of such Leased Property from that anticipated for such date in the Appraisal delivered on the Closing Date. Such Lessee shall promptly reimburse the Lessor for the amount equal to such decline in value to the extent that the Report indicates that such decline was due to

          (w) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace, failure to comply with all Applicable Laws, failure to use, workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, or any other cause or condition within the power of such Lessee to control or effect resulting in the Building failing to be a distribution center of the type and quality contemplated by the Appraisal (excepting in each case ordinary wear and tear), or

          (x) any Alteration made to, or any rebuilding of, such Leased Property or any part thereof by such Lessee, or

          (y) any restoration or rebuilding carried out by such Lessee or any condemnation of any portion of such Leased Property pursuant to Article XI of such Lease, or

          (z) any use of such Leased Property or any part thereof by such Lessee other than as permitted by such Lease, or any act or omission constituting a breach of any requirement, condition, restriction or limitation set forth in the related Deed or the related Purchase Agreement.


                                       8
                                 MISCELLANEOUS

     8.1  Survival of Agreements.  The representations, warranties, covenants,
          ----------------------
indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Participation Agreement and any of the Operative Documents, the transfer of any Land to the Lessor as provided herein (and shall not be merged into any Deed), any disposition of any interest of the Lessor in any Leased Property, the purchase and sale of the Notes, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

     8.2  Notices.  Unless otherwise specified herein, all notices, requests,
          -------
demands or other communications to or upon the respective parties hereto shall be addressed to such parties at the addresses therefor as set forth in Schedule
                                                                       --------
8.2, as such other address as any such party shall specify to the other parties
---
hereto, and shall be deemed to have been given when received.

     8.3  Counterparts.  This Participation Agreement may be executed by the
          ------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
8.3

     8.4  Amendments.  No Operative Document nor any of the terms thereof may be
          ----------
terminated, amended, supplemented, waived or modified with respect to any Lessee or any Participant, except

(a) in the case of a termination, amendment, supplement, waiver or modification to be binding on any Lessee, with the written agreement or consent of such Lessee, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Participants, with the written agreement or consent of the Required Participants; provided, however, that
                                      --------  -------

          (x)  notwithstanding the foregoing provisions of this Section 8.4, the
                                                                -----------
consent of each Participant affected thereby shall be required for any amendment, modification or waiver directly:

          (i)  modifying any of the provisions of this Section 8.4, changing the
                                                       -----------
     definition of "Required Participants", or increasing the Commitment of such
                    ---------------------
     Participant;

          (ii) amending, modifying, waiving or supplementing any of the provisions of Section 3 of the Loan Agreement or the representations of such Participant in Section 4.2 or 4.3 or the covenants of such Participant
                         -----------    ---
     in Section 6 of this Participation Agreement;
        ---------

          (iii) reducing any amount payable to such Participant under the Operative Documents or extending the time for payment of any such amount, including, without limitation, any Rent, any Funded Amount, any fees, any indemnity, the Lease Balance, any Participant Balance, Recourse Deficiency Amount, interest or Yield; or

          (iv) consenting to any assignment of any Lease, releasing any of the collateral assigned to the Agent and the Lenders pursuant to any Mortgage and any Assignment of Lease and Rents (but excluding a release of any rights that the Lenders may have in any Leased Property, or the proceeds thereof as contemplated in the definition of "Release Date"), releasing any Lessee from its obligations in respect of the payments of Rent and the Lease Balance, releasing any Guarantor from its obligations under the Guaranty or the other Operative Documents or changing the absolute and unconditional character of any such obligation; and

          (y) no such termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor and the Lender, be made to any Lease;

          (z)  subject to the foregoing clauses (x) and (y), the Lessor, the
                                        -----------     ---
Agent and the Lenders may amend, supplement, waive or modify any terms of the Loan Agreement, the Notes, the Mortgages and the Assignments of Lease and Rents without the consent of the

Lessees so long as such amendment, supplement, waiver or modification does not reduce the Commitments or increase any Rent or the Lease Balance or accelerate the scheduled date of any payment of Rent or the Lease Balance, provided that,
                                                                --------
so long as no Event of Default has occurred and is continuing, the Loan Agreement shall not be modified in a manner adversely affecting any Lessee without the consent of such Lessee (such consent not to be unreasonably withheld or delayed); the Lessor and the Lessees may not amend, supplement, waive or modify any terms of any Lease or any Security Agreement and Assignment without the Agent and the consent of the Lenders.

     8.5  Headings, etc.  The Table of Contents and headings of the various
          --------------
Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     8.6  Parties in Interest.  Except as expressly provided herein, none of the
          -------------------
provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto, their successors and permitted assigns.

     8.7  GOVERNING LAW.  THIS PARTICIPATION AGREEMENT HAS BEEN DELIVERED IN,
          -------------
AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     8.8  Expenses.  Whether or not the transactions herein contemplated are
          --------
consummated, the Lessees jointly and severally agree to pay, as Supplemental Rent, all reasonable and documented out-of-pocket costs and expenses of the Lessor, the General Partner, the Agent and the Lenders in connection with the preparation, execution and delivery of the Operative Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the fees and disbursements of Mayer, Brown & Platt) and of the Lessor, the Agent and the Lenders in connection with the enforcement of the Operative Documents and the documents and instruments referred to therein (including, without limitation, the fees and disbursements of counsel for the Lessor, the Agent and the Lenders) and all reasonable organizational and operational expenses of the Lessor and the General Partner incurred during the term of the transactions hereunder, including, without limitation, capital stock taxes, franchise fees, and corporate and partnership qualification and filing fees.

     8.9  Severability.  Any provision of this Participation Agreement that is
          ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.10 Liabilities of the Participants.  No Participant shall have any
          -------------------------------
obligation to any other Participant or to any Lessee with respect to the transactions contemplated by the Operative Documents except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth. Lender shall not have any obligation or duty to any Lessee, any other Participants or any other Person with respect to the transactions contemplated hereby except to the extent expressly set forth in this Participation Agreement or the Loan Agreement.

     8.11 Submission to Jurisdiction; Waivers.  Each party hereto hereby
          -----------------------------------
irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Participation Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Georgia, the courts of the United States of America for the Northern District of Georgia, and appellate courts from any thereof;

          (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Schedule 8.2 or at such
                                                        ------------
     other address of which the other parties hereto shall have been notified pursuant to Section 8.2; and
                 -----------

          (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

     8.12 Liabilities of the Agent.  The Agent shall have no duty, liability or
          ------------------------
obligation to any party to this Participation Agreement with respect to the transactions contemplated hereby except those duties, liabilities or obligations expressly set forth in this Participation Agreement or the Loan Agreement, and any such duty, liability or obligations of the Agent shall be as expressly limited by this Participation Agreement or the Loan Agreement, as the case may be.

     IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                                 UNISOURCE WORLDWIDE, INC., as
                                                   Lessee


                                                 By: /s/ Signature
                                                    ----------------------------
                                                 Title: [Title]
                                                       -------------------------




                                                         PARTICIPATION AGREEMENT

                                                 AOP INC., as Lessee



                                                 By: /s/ Signature
                                                    ----------------------------
                                                 Title: [Title]
                                                       -------------------------




                                                         PARTICIPATION AGREEMENT

                                                 ALCO STANDARD CORPORATION, as
                                                 Guarantor



                                                 By:____________________________
                                                 Title:_________________________




                                                         PARTICIPATION AGREEMENT

                                                 PPI SPV, L.P., as Lessor

                                                 By:  Pitcairn SPV, Inc.,
                                                      as General Partner



                                                 By:____________________________
                                                 Title:_________________________





                                                         PARTICIPATION AGREEMENT

                                                 PITCAIRN SPV, INC., as General
                                                 Partner


                                                 By:____________________________
                                                 Title:_________________________




                                                         PARTICIPATION AGREEMENT

                                                 TRUST COMPANY BANK, as Lender
                                                 and Agent


                                                 By:____________________________
                                                 Title:_________________________


                                                 By:____________________________
                                                 Title:_________________________





                                                         PARTICIPATION AGREEMENT

                                  SCHEDULE 1

                            INITIAL LAND INTERESTS

                                 SCHEDULE 2.2


                           PAYMENT INSTRUCTIONS AND
                    AMOUNT OF EACH PARTICIPANT'S COMMITMENT


Lessor Commitment Percentage:   3%

Trust Company Bank Commitment
  Percentage:                   97%

                                 SCHEDULE 8.2


                             ADDRESSES FOR NOTICES


Guarantor and Lessees:        825 Duportail Road
                              Wayne, Pennsylvania 19087
                              Attn:  Real Estate Department
                              copy to:  Legal Department

General Partner and Lessor:   3220 Tillman Drive
                              Bensalem, Pennsylvania  19020

          Lender and Agent:   Trust Company Bank
                              25 Park Place
                              Atlanta, Georgia 30303
                              Attn:  Center 118/Southeastern Corporate

                                  APPENDIX A
                                      to
                           Participation Agreement,
                           Lease and Loan Agreement
                           ------------------------

                        DEFINITIONS AND INTERPRETATION


     A.   Interpretation.  In each Operative Document, unless a clear contrary
          --------------
intention appears:

          (i)    the singular number includes the plural number and vice versa;
                                                                    ---- -----

          (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (iii)  reference to any gender includes each other gender;

          (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

          (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi)  reference in any Operative Document to any Article, Section,
                                                           -------  -------
     Appendix, Schedule or Exhibit means such Article or Section thereof or
     --------  --------    -------            -------    -------
     Appendix, Schedule or Exhibit thereto;
     --------  --------    -------

          (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative

     Document as a whole and not to any particular Article, Section or other
                                                   -------  -------
     provision hereof;

          (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (ix)  "or" is not exclusive; and

          (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

     B.   Accounting Terms.  In each Operative Document, unless expressly
          ----------------
otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

     C.   Conflict in Operative Documents.  If there is any conflict between any
          -------------------------------
Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

     D.   Legal Representation of the Parties.  The Operative Documents were
          -----------------------------------
negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     E.   Defined Terms.  Unless a clear contrary intention appears, terms
          -------------
defined herein have the respective indicated meanings when used in each Operative Document.

     "A Loan" means the A Percentage of Loans made by Lender pursuant to the
      ------
Loan Agreement and the Participation Agreement.

     "A Note" is defined in Section 2.2 of the Loan Agreement.
      ------

     "A Percentage" means 85%.
      ------------

     "Address" means with respect to any Person, its address set forth in
      -------
Schedule 8.2 to the Participation Agreement or such other address as it shall have identified to the parties to the Participation Agreement in writing.

     "Affected Participant" is defined in Section 7.5 of the Participation
      --------------------
Agreement.

     "Affiliate" of any Person shall mean any other Person directly or
      ---------
indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative
                                           -------
meanings of the terms "controlling," "controlled by" and "under common control
                       -----------    -------------       --------------------
with"), as used with respect to any Person, shall mean the possession, directly
----
or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, provided (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

     "After-Tax Basis" means (a) with respect to any payment to be received by
      ---------------
an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made;

provided, however, for the purposes of this definition, and for purposes of any
--------  -------
payment to be made to either a Lessee or Tax Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and (ii) such Indemnitee or Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (b) of this definition.

     "Agent" means Trust Company Bank, a Georgia banking corporation, in its
      -----
capacity as agent under the Loan Agreement.

     "Alco" means Alco Standard Corporation, an Ohio corporation.
      ----

     "Alterations" means, with respect to any Leased Property, fixtures,
      -----------
alterations, improvements, modifications and additions to such Leased Property.

     "Alternative Rate" means, for any period, an interest rate per annum equal
      ----------------
to the rate of interest most recently announced by the Agent in Atlanta, Georgia from time to time as its "reference rate" for calculating interest on certain loans, which need not be the lowest interest rate charged by such bank. If such reference rate or equivalent of such bank changes from time to time after the date hereof, the Alternative Rate shall be automatically increased or decreased, as the case may be, without notice to the Lessees as of the effective time of each change in such reference rate or equivalent.

     "AOP" means AOP Inc., a Delaware corporation.
      ---

     "Applicable Law" means all existing and future applicable laws (including
      --------------
Environmental Laws), rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of any Leased Property) and any restrictive covenant or deed restriction or easement of record affecting any Leased Property.

     "Appraisal" is defined in Section 3.1 of the Participation Agreement.
      ---------

     "Appraiser" means a MAI appraiser satisfactory to the Agent and the Lessor.
      ---------

     "Architect" means with respect to any Leased Property the architect engaged
      ---------
in connection with the construction of the related Building.

     "Architect's Agreement" means, with respect to any Leased Property, the
      ---------------------
architectural services agreement, if any, between the related Lessee and the related Architect.

     "Assignment of Lease and Rents" means, with respect to any Leased Property,
      -----------------------------
the Assignment of Lease and Rents, dated as of the related Closing Date, from the Lessor to the Agent substantially in the form of Exhibit B to the Loan Agreement.

     "Awards" means any award or payment received by or payable to Lessor or a
      ------
Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

     "B Loan" means the B Percentage of Loans made by Lender pursuant to the
      ------
Loan Agreement and the Participation Agreement.

     "B Note" is defined in Section 2.2 of the Loan Agreement.
      ------

     "B Percentage" means 12%.
      ------------

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.
      ---------------

     "Base Note(s)" is defined in Section 2.2 of the Loan Agreement.
      ------------

     "Base Term" means, with respect to any Leased Property, (a) the period
      ---------
commencing on the initial Closing Date and ending on the fifth (5th) anniversary of such Closing Date or (b) such shorter period as may result from earlier termination of the related Lease as provided therein.

     "Basic Rent" means, for any Lease Term, the rent payable pursuant to
      ----------
Section 4.1 of the related Lease, determined in accordance with the following: each installment of Basic Rent payable on any Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of Lender Basic Rent payable on such Payment Date, plus (B) the aggregate amount of Lessor Basic Rent payable on
                   ----
such Payment Date.

     "Board of Directors", with respect to a corporation, means either the Board
      ------------------
of Directors or any duly authorized committee of that Board which pursuant to the by-laws of such corporation has the same authority as that Board as to the matter at issue.

     "Building" means, with respect to any Leased Property, the buildings,
      --------
structures and improvements described on Appendix B of the related Lease Supplement located or to be located on the related Land, along with all fixtures used or useful in connection with the operation of such Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with the Building, all equipment financed by Lessor and/or the Lenders and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in each case excluding trade fixtures financed other than by Lessor or the Lenders).

     "Business Day" means any day other than a Saturday, Sunday or other day on
      ------------
which banks are required or authorized to be closed for business in Atlanta, Georgia.

     "Casualty" means an event of damage or casualty relating to all or part of
      --------
any Leased Property which does not constitute an Event of Loss.

     "Change in Control" means (1) any person or group within the meaning of
      -----------------
(S)13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")
                                                                     --------
and the rules and regulations promulgated thereunder shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of Alco (or other securities convertible into such securities) representing twenty percent (20%) of the combined voting power of all securities of Alco entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency (hereinafter called a "Controlling Person"); or (2) a majority of
                                   ------------------
the Board of Directors of Alco shall cease for any reason to consist of (A) individuals who on December 18, 1991 were serving as directors of Alco and (B) individuals who subsequently become members of the Board if such individuals' nomination for election or election to the Board is recommended or approved by a majority of the Board of Directors of Alco. For purposes of clause (1) above, a
                                                             ----------
person or group shall not be a Controlling Person if such person or group holds voting power in good faith and not for the purpose of circumventing this definition as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group have the voting power specified in clause (1).
                                                          ----------

     "Claims" means liabilities, obligations, damages, losses, demands,
      ------
penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

     "Closing Date" means, with respect to each Land Interest, the date on which
      ------------
such Land Interest is acquired and the initial

Funding occurs with respect to such Land Interest under the Participation Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Commitment" means as to each Participant, its obligation to make Fundings
      ----------
as investments in each Leased Property, or Loans to the Lessor, as the case may be, in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Participant on Schedule 2.2 to the Participation Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Participation Agreement).

     "Commitment Percentage" means as to any Participant, at a particular time,
      ---------------------
the percentage of the aggregate Commitments in effect at such time constituted by such Participant's Commitment, as such percentage is shown for such Participant on Schedule 2.2 to the Participation Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Participation Agreement).

     "Completion Date" means the Business Day on which the conditions specified
      ---------------
in Section 3.5 of the Participation Agreement have been satisfied.

     "Completion Date Appraisal" means that appraisal, dated as of the
      -------------------------
Completion Date, delivered by the Appraiser pursuant to Section 3.5 of the Participation Agreement.

     "Condemnation" means any condemnation, requisition, confiscation, seizure
      ------------
or other taking or sale of the use, occupancy or title to any Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use, occupancy or title is taken.

     "Consolidated Net Worth" shall be determined in accordance with GAAP and
      ----------------------
shall mean the sum (as reflected in the consolidated balance sheet of Alco and its Consolidated Subsidiaries) of (i) the stated dollar amount of outstanding capital stock, (ii) the stated dollar amount of additional paid in capital, if any, plus (iii) the amount of surplus and retained earnings minus (iv) the cost of treasury shares and the excess of redemption value over the stated value of preferred stock of Alco and its Consolidated Subsidiaries.

     "Consolidated Subsidiaries" shall mean all Subsidiaries except the Finance
      -------------------------
Leasing Subsidiaries.

     "Construction" means, with respect to any Leased Property, the construction
      ------------
of the related Building pursuant to the related Plans and Specifications.

     "Construction Conditions" means the conditions set forth in Section 3.5 of
      -----------------------
the Participation Agreement.

     "Construction Contract" means, with respect to any Leased Property, that
      ---------------------
certain construction contract, if any, between the applicable Lessee and a General Contractor for the construction of the related Building, provided that such contract shall be assigned by such Lessee to Lessor, and such assignment shall be consented to by such General Contractor, pursuant to an assignment of such construction contract substantially in the form of the Security Agreement and Assignment set forth as Exhibit D to the Participation Agreement.

     "Construction Force Majeure Event" means, with respect to any Leased
      --------------------------------
Property:

     (a)  an act of God arising after the related Closing Date, or

     (b) any change in any state or local law, regulation or other legal requirement arising after such Closing Date and relating to the use of the Land or the construction of a building on the Land,

which prevents the related Lessee from completing the Construction prior to the Scheduled Construction Termination Date and which could not have been avoided or which cannot be remedied by such Lessee or any Guarantor through the exercise of all commercially reasonable efforts or the expenditure of funds and, in the case of (b) above, the existence or potentiality of which was not known to and could not have been discovered prior to such Closing Date through the exercise of due diligence by such Lessee or any Guarantor.

     "Construction Funding Limit" means with respect to each Land Interest, the
      --------------------------
amount agreed upon in writing by the Lessee and the Participants.

     "Construction Land Interest" is defined in Section 2.1(b) of the
      --------------------------
Participation Agreement.

     "Construction Term" means, with respect to any Leased Property, the period
      -----------------
commencing on the related Closing Date and ending on the related Construction Term Expiration Date, or such shorter period as may result from earlier termination of the related Lease as provided therein.

     "Construction Term Expiration Date" means, with respect to any Leased
      ---------------------------------
Property, the earliest of the following:

     (a)  the related Completion Date,

     (b) the date on which the aggregate Funded Amounts with respect to such Leased Property equal (or exceed) the related Construction Funding Limit, and

     (c)  the related Scheduled Construction Termination Date.

     "Contractual Obligation", as applied to any Person, means any provision of
      ----------------------
any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

     "Credit Agreement" means the Credit Agreement dated as of December 18,
      ----------------
1991, as it has been heretofore amended from time to time and as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, among Alco, various financial institutions as Banks and CoreStates Bank, N.A., as agent.

     "Deed" means, with respect to any Land Interest, a General Warranty Deed,
      ----
dated the applicable Closing Date, from the applicable Seller to the Lessor, conveying such Land Interest, substantially in the form of Exhibit B to the Participation Agreement.

     "Early Termination Fee" means an amount equal to the applicable percentage
      ---------------------
of the aggregate outstanding principal amount of the Loans as set forth below:

       Year of Prepayment                     Percentage
       ------------------                     ----------
            1                                      1.5%
            2                                      1.0%
            3                                      0.5%
            4                                      0.25%

     "Environmental Audit" means, with respect to each Land Interest, a Phase I
      -------------------
Environmental Assessment, dated no more than 60 days prior to the related Closing Date, by an environmental services firm satisfactory to the Agent and the Lessor.

     "Environmental Laws" means and include the Resource Conservation and
      ------------------
Recovery Act of 1976, (RCRA) 42 U.S.C. (S)(S) 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S) 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. (S)(S) 1801-1812, the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601-2671, the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S) 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of any Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

     "Environmental Permits" means all permits, licenses, authorizations,
      ---------------------
certificates and approvals of Governmental Authorities required by Environmental Laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time or any successor federal statute.

     "Event of Default" means any event or condition designated as an "Event of
      ----------------
Default" in Article XIII of any Lease.

     "Event of Loss" is defined in Section 11.1 of each Lease.
      -------------

     "Event of Taking" is defined in Section 11.2 of each Lease.
      ---------------

     "Excused Early Termination" is defined in Section 2.5 of the Loan
      -------------------------
Agreement.

     "Fair Market Rental Value" means, with respect to any Leased Property, the
      ------------------------
fair market rental value as determined by an independent appraiser chosen by Lessor that would be obtained in an arm's-length lease between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to Lessor or Lessees for the lease of such Leased Property on the terms set forth, or referred to, in the related Lease. Such fair market rental value shall be calculated as the value for the use of such Leased Property to be leased in place at the Land, assuming, in the determination of such fair market rental value, that such Leased Property is in the condition and repair required to be maintained by the terms of such Lease (unless such fair market rental value is being determined for the purposes of Section 14.1 of such Lease and except as otherwise specifically provided in such Lease, in which case this assumption shall not be made).

     "Fair Market Sales Value" means, with respect to any Leased Property or any
      -----------------------
portion thereof, the fair market sales value as determined by an independent appraiser chosen by Lessor or, so long as the Notes are outstanding, the Agent that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to Lessor or Lessees, for the purchase of such Leased Property. Such fair market sales value shall be calculated as the value for the use of such Leased Property, assuming, in the determination of such fair market sales value, that such Leased Property is in the condition and repair required to be maintained by the terms of the related Lease (unless such fair market sales value is being determined for purposes of Section 14.1 of such Lease and except as otherwise specifically provided in such Lease or the Participation Agreement, in which case this assumption shall not be made).

     "Final Rent Payment Date" is defined in Section 14.1(e) of each Lease.
      -----------------------

     "Finance Leasing Subsidiaries" means Alco Capital Resource, Inc., a
      ----------------------------
Delaware corporation, Alco Capital Resource Canada Limited, a Canadian corporation, and TNL Financial, Inc., a Texas corporation, and their respective successor corporations.

     "Fiscal Year" means the fiscal year of the Guarantor and its Subsidiaries,
      -----------
which shall be the twelve (12) months ending on the September 30.

     "Funded Amount" means, as to the Lessor, the Lessor's Invested Amount, and,
      -------------
as to each Lender, the outstanding principal of such Lender's Loans.

     "Funded Debt" means any obligation payable more than one year from the date
      -----------
of the creation thereof which under GAAP is shown on the consolidated balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute obligations for borrowed money and excluding the portion of any such obligation property classified as a current liability) and including, without limitation, capitalized leases.

     "Funding" means any funding by the Participants pursuant to Section 2.2 of
      -------
the Participation Agreement.

     "Funding Date" means collectively, each Closing Date and each other date
      ------------
during the Construction Term on which a Funding occurs under Section 2 of the Participation Agreement.

     "Funding Request" is defined in Section 2.2 of the Participation Agreement.
      ---------------

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America as in effect from time to time.

     "General Contractor" means with respect to any Leased Property the general
      ------------------
contractor under the related Construction Contract as may be selected by the related Lessee.

     "General Partner" is defined in the Participation Agreement.
      ---------------

     "Governmental Action" means all permits, authorizations, registrations,
      -------------------
consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Leased Property.

     "Governmental Authority" means any foreign or domestic federal, state,
      ----------------------
county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or any political subdivision thereof.

     "Guarantor" means Alco Standard Corporation, an Ohio corporation.
      ---------

     "Guaranty" means the Guaranty, dated as of November 8, 1994, by the
      --------
Guarantor in favor of the Participants.

     "Hazardous Material" means any substance, waste or material which is toxic,
      ------------------
explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons, or which is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, the State of California, Missouri, Texas or any jurisdiction in which a Leased Property is located or any political subdivision thereof and also including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

     "Houston Land Interest" is defined in Schedule 1 to the Participation
      ---------------------
Agreement.

     "Indemnitee" means the Agent (in its individual capacity), each Lender, and
      ----------
the Lessor, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; provided,
                                                                  --------
however, that in no event shall any Lessee or Guarantor be an Indemnitee.
-------

     "Indemnitee Group" means the respective Affiliates, employees, officers,
      ----------------
directors and agents of the Agent (in its individual capacity), each Lender or the Lessor, as applicable; provided, however, that in no event shall any Lessee
                           --------  -------
or Guarantor be a member of the Indemnitee Group.

     "Inspecting Parties" is defined in Section 3.4 of each Lease.
      ------------------

     "Land" means, with respect to any Lease, the land described in Appendix B
      ----
to the related Lease Supplement.

     "Land Interest" means one of the three interests in Land described in
      -------------
Schedule 1 to the Participation Agreement, as well as any substitute or additional interest in Land that the Participants may accept from time to time in their discretion at the request of a Lessee under the Participation Agreement.

     "Laws" means all ordinances, statutes, rules, regulations, orders,
      ----
injunctions, writs, treaties or decrees of any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

     "Lease" means, with respect to any Leased Property, a Lease and Development
      -----
Agreement, entered into between the Lessor and a Lessee on the Closing Date pursuant to Section 3.1 of the Participation Agreement, together with each Lease Supplement thereto, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Participants in the jurisdiction where the Leased Property is located.

     "Lease Balance" means, with respect to any Leased Property, as of any date
      -------------
of determination, an amount equal to the aggregate sum of the outstanding related Funded Amounts of all Participants, all accrued and unpaid interest on the related Loans, all accrued and unpaid Yield on the related Lessor's Invested Amount, all related unpaid fees owing to the Participants under the Operative Documents, including the Early Termination Fee and all other amounts owing to the Participants by the Lessee or any Guarantor under the Operative Documents.

     "Lease Supplement" is defined in Section 2.1 of each Lease.
      ----------------

     "Lease Term" means, with respect to any Lease, (a) the Base Term, as it may
      ----------
be renewed pursuant to Section 15.9 of such Lease or (b) such shorter period as may result from earlier termination of such Lease as provided therein.

     "Lease Termination Date" means, with respect to any Lease, the last day of
      ----------------------
the related Lease Term, as the same may be accelerated pursuant to such Lease.

     "Leased Property" means a Land Interest and the related Building.
      ---------------

     "Lenders" means Trust Company Bank and such other financial institutions,
      -------
if any, who may become parties to the Loan Agreement as Lenders to the Lessor.

     "Lender Basic Rent" means, for any Rent Period, the aggregate amount of
      -----------------
interest accrued on the Loans pursuant to Section 2.4 of the Loan Agreement during such Rent Period, plus the amount of principal then due pursuant to
Section 2.3 of the Loan Agreement, plus the amount of any Early Termination Fees due under Section 2.5 of the Loan Agreement.

     "Lessee" means, with respect to any Leased Property, Unisource Worldwide,
      ------
Inc. or AOP Inc., in each case in its capacity as lessee under the applicable Lease.

     "Lessor" means PPI SPV, L.P., a Pennsylvania limited partnership, in its
      ------
capacity as lessor under the Lease.

     "Lessor Basic Rent" means, for any Rent Period, the aggregate amount of
      -----------------
Yield accrued on the Lessor's Invested Amount under Section 2.3(a) of the Participation Agreement during such Rent Period, in each case computed for the actual number of days elapsed during such Rent Period on a 365-day (or 366-day, if appropriate) year basis.

     "Lessor Liens" means Liens on or against any Leased Property, any Lease or
      ------------
any payment of Rent (a) which result from any act or omission of, or any Claim against, the Lessor unrelated to the transactions contemplated by the Operative Documents or (b) which result from any Tax owed by the Lessor, except any Tax for which any Lessee is obligated to indemnify (including, without limitation, in the foregoing exception, any assessments with respect to any Leased Property noted on the related Title Policy or assessed in connection with any construction or development by any Lessee).

     "Lessor's Invested Amount" means, with respect to any Lease, the amounts
      ------------------------
funded by the Lessor pursuant to Section 2 of the Participation Agreement that are not proceeds of Loans by the Lender, as increased during the related Construction Term pursuant to Section 2.3(c) of the Participation Agreement.

     "LIBOR Rate" means, with respect to any Rent Period, the rate per annum
      ----------
equal to the quotient of (i) the offered rate for deposits in U.S. Dollars of amounts equal or comparable to the principal amount of the Loans offered for a term comparable to such Rent Period (or, in the case of the first Rent Period for any Loan made on a Closing Date, the one, two or three month period beginning on such Closing Date that ends closest to the first Payment Date thereafter), which rates appear on the Reuters Screen LIBO Page as of 11:00 a.m. London time, two (2) Business Days prior to the first day of such Rent Period, provided that (x) if more than one such offered rate appears on the Reuters
--------
Screen LIBO Page, the rate used to determine the LIBOR Rate will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of such offered rates, or (y) if no such offered rates appear on such page, the rate used for such Rent Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1% of rates quoted by not less than two major banks in New York, New York, selected by the Agent, at approximately 10:00 a.m., New York time, two (2) Business Days prior to the first day of such Rent Period, for deposits in U.S. Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of the Loans, divided by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage, the rate so determined to be rounded upwards to the nearest multiple of 1/100th of 1%. All determinations of Yield, interest, Lender Basic Rent, LIBOR Rate, Alternative Rate, and Overdue Rate by the Agent shall, in the absence of demonstrable error, be binding and conclusive upon the Lessees.

     "LIBOR Reserve Percentage" means, for any Rent Period, the aggregate
      ------------------------
reserve requirement (including any basic, emergency, supplemental, marginal or other reserve requirement) which is actually imposed on the Agent during such Rent Period (or if more than one such percentage shall be so applicable, the daily average of such percentages) under Regulation D of the Board of Governors of the Federal Reserve System with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" having a term equal to the applicable Rent Period. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

     "Loan" shall have the meaning specified in Section 2.1 of the Loan
      ----
Agreement.

     "Loan Agreement" means the Loan Agreement, dated as of November 8, 1994,
      --------------
between the Lessor, the Agent and the Lenders.

     "Loan Documents" means the Loan Agreement, the Notes, the Assignments of
      --------------
Lease and Rents, the Mortgages and all documents and instruments executed and delivered in connection with each of the foregoing.

     "Loan Event of Default" means any of the events specified in Section 5.1 of
      ---------------------
the Loan Agreement, provided that any requirement for the giving of notice, the
                    --------
lapse of time, or both, or any other condition, event or act has been satisfied.

     "Loan Potential Event of Default" means any event, condition or failure
      -------------------------------
which, with notice or lapse of time or both, would become a Loan Event of Default.

     "Loss Proceeds" is defined in Section 11.6 of each Lease.
      -------------

     "Material Adverse Effect" means a material adverse effect upon the
      -----------------------
financial condition, operations, performance or properties of the Lessees and the Guarantor, taken as a whole, or the ability of the Guarantor or any Lessee to perform in any material respect under the Operative Documents or the value, utility or useful life of any Leased Property, or the validity, enforceability or legality of any of the Operative Documents, or the priority, perfection or status of any Participant's interest in any Leased Property.

     "Mortgage" means, with respect to any Leased Property, that certain
      --------
mortgage or deed of trust, dated as of the related Closing Date, by Lessor to the Agent, in the form of Exhibit D attached to the Participation Agreement, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Agent in the jurisdiction where the Leased Property is located.

     "New Taxes" is defined in Section 7 of the Participation Agreement.
      ---------

     "Notes" means the A Note and the B Note issued by the Lessor under the Loan
      -----
Agreement, and any and all notes issued in replacement or exchange therefor in accordance with the provisions thereof.

     "Officer's Certificate" of a Person means a certificate signed by the
      ---------------------
Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary or any Assistant Secretary of the such Person, or by any Vice President who is also Controller or Treasurer signing alone.

     "Operative Documents" means the Participation Agreement, the Guaranty, the
      -------------------
Deeds, the Leases, the Security Agreement and Assignment, the Notes, the Loan Agreement, the Assignments of Lease and Rents, the Mortgages and the other documents delivered in connection with the transactions contemplated by the Participation Agreement.

     "Overdue Rate" means the lesser of (a) the highest interest rate permitted
      ------------
by Applicable Law and (b) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate) year equal to 2.0% above the Alternative Rate in effect from time to time.

     "Participant Balance" means, with respect to any Leased Property for any
      -------------------
Participant as of any date of determination, an amount equal to the sum of the outstanding related Funded Amount of such Participant, all accrued and unpaid interest or Yield thereon, all unpaid related fees owing to such Participant under the Operative Documents, including any Early Termination Fee, and all other related amounts owing to such Participant by either Lessee or any Guarantor under the Operative Documents.

     "Participants" means the Lessor, the Agent and the Lenders, collectively.
      ------------

     "Participation Agreement" means the Participation Agreement, dated as of
      -----------------------
November 8, 1994, among the Lessees, the Guarantor, the Lessor, the Agent and the Lenders.

     "Payment Date" means the first day of each January, April, July and
      ------------
October, or, if such day is not a Business Day, the next Business Day.

     "Permitted Liens" means the following with respect to any Leased Property:
      ---------------
(a) the respective rights and interests of the Lessee, the Lessor and the Lender, as provided in the Operative Documents, (b) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the related Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (d) Liens arising after such Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (e) easements, rights of way, reservations, servitudes and rights of others against the Land which are listed on Schedule B to the Title Policy, and
(f) assignments, leases and subleases expressly permitted by the Operative Documents.

     "Person" means an individual, corporation, partnership, joint venture,
      ------
association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

     "Plans and Specifications" means with respect to any Building the final
      ------------------------
plans and specifications for such Building prepared by the Architect, and referred to by the Appraiser in the Appraisal, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

     "Pleasanton Building" means the distribution center to be built on the
      -------------------
Pleasanton Land Interest in accordance with the Plans and Specifications.

     "Pleasanton Land Interest" is defined in Schedule 1 to the Participation
      ------------------------
Agreement.

     "Pleasanton Lease" means the Lease in respect of the Pleasanton Land
      ----------------
Interest.

     "Potential Event of Default" means any event, condition or failure which,
      --------------------------
with notice or lapse of time or both, would become an Event of Default.

     "Purchase Agreement" means with respect to any Land, the purchase agreement
      ------------------
with the Seller for the conveyance of such Land to the Lessor.

     "Purchase Option" is defined in Section 15.1 of each Lease.
      ---------------

     "Recourse Deficiency Amount" means the sum of (i) the aggregate principal
      --------------------------
amount of the A Loans, plus (ii) all accrued and unpaid interest on the A Loans.
                       ----

     "Regulations" means the income tax regulations promulgated from time to
      -----------
time under and pursuant to the Code.

     "Release" means the release, deposit, disposal or leak of any Hazardous
      -------
Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

     "Release Date" means, with respect to any Leased Property, the earlier of
      ------------
(i) the date that the Participant Balances of the Lenders have been paid in full, and (ii) the date on which the Agent gives notice to the Lessor that the Lenders release any and all interest they may have in such Leased Property, and all proceeds thereof, and any rights to direct, consent or deny consent to any action by the Lessor with respect to such Leased Property.

     "Remarketing Option" is defined in Section 15.6 of each Lease.
      ------------------

     "Rent" means Basic Rent and Supplemental Rent, collectively.
      ----

     "Rent Period" means, with respect to any Leased Property, initially the
      -----------
period commencing on the related Closing Date and ending on the first Payment Date, and thereafter each period from one Payment Date to the next following Payment Date.

     "Report" is defined in Section 7.5 of the Participation Agreement.
      ------

     "Required Lenders" means, at any time, Lenders holding an aggregate
      ----------------
outstanding principal amount of Loans equal to at least 66-2/3% of the aggregate outstanding principal amount of all Loans.

     "Required Participants" means, at any time, Participants holding an
      ---------------------
aggregate outstanding principal amount of Funded Amounts equal to at least 66-2/3% of the aggregate outstanding principal amount of all Funded Amounts.

     "Requirements of Law" means, as to any Person, the charter and by-laws or
      -------------------
other organizational or governing documents of such Person, and any law, rule or regulation, permit, approval, authorization, license or variance, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, and any building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

     "Responsible Officer" means the Chairman or Vice Chairman of the Board of
      -------------------
Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

     "Scheduled Construction Termination Date" means with respect to any
      ---------------------------------------
Building the twelve-month anniversary of the related Closing Date.

     "SEC" means the United States Securities and Exchange Commission.
      ---

     "Securities" means any stock, shares, voting trust certificates, bonds,
      ----------
debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Security Agreement and Assignment" means, with respect to any Leased
      ---------------------------------
Property, the Security Agreement and Assignment (Construction Contract, Architect's Agreement, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings) from the Lessee to the Lessor, substantially in the form of Exhibit C to the Participation Agreement.

     "Seller" means as to any Leased Property, the seller thereof to the Lessor
      ------
on the related Closing Date.

     "Senior Funded Debt" means all Funded Debt other than Subordinated Funded
      ------------------
Debt.

     "St. Louis Land Interest" is defined in Schedule 1 to the Participation
      -----------------------
Agreement.

     "Subordinated Funded Debt" means Funded Debt which has been subordinated to
      ------------------------
all other Senior Funded Debt pursuant to subordination provisions acceptable to the Lenders.

     "Subsidiary" means for any Person any corporation or other entity of which
      ----------
securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Supplemental Rent" means any and all amounts, liabilities and obligations
      -----------------
other than Basic Rent which the related Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to Lessor, the Agent, any Lender or any other party, including, without limitation, amounts under Article XVII of each Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Loan or other Funded Amount.

     "Surrender Option" is defined in Section 15.6 of each Lease.
      ----------------

     "Tax" or "Taxes" is defined in Section 7.4 of the Participation Agreement.
      ---      -----

     "Tax Indemnitee" means the Lessor, Lender and their respective Affiliates,
      --------------
successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof, provided, however, that in no event shall any
                              --------  -------
Lessee or any Guarantor be a Tax Indemnitee.

     "Title Policy" is defined in Section 3.1 of the Participation Agreement.
      ------------

     "Transaction" means all the transactions and activities referred to in or
      -----------
contemplated by the Operative Documents.

     "UCC" means the Uniform Commercial Code of Georgia, as in effect from time
      ---
to time.

     "Unfunded Benefit Liabilities" means with respect to any Employee Benefit
      ----------------------------
Plan at any time, the amount of unfunded benefit liabilities of such Employee Benefit Plan at such time as determined under ERISA Section 4001(a)(18) which shall not be less than the accumulated benefit obligation, as disclosed in accordance with FAS 87, over the fair market value of Employee Benefit Plan assets.

     "Unisource" means Unisource Worldwide, Inc., a Delaware corporation.
      ---------

     "Yield" is defined in Section 2.3 of the Participation Agreement.
      -----

                                                                     EXHIBIT G-1
                                                      to Participation Agreement


              FORM OF OPINION OF COUNSEL TO LESSEES AND GUARANTOR
              ---------------------------------------------------



                                                                November 8, 1994


To Lessor, the Agent and the Lender
as defined in the Participation
Agreement hereinafter referred to

                   Re:  Alco Lease Transaction
                        ----------------------

Ladies and Gentlemen:

          I have acted as counsel to Unisource Worldwide, Inc., a Delaware corporation ("Unisource"), AOP Inc., a Delaware corporation ("AOP" and together
              ---------                                       ---
with Unisource, collectively the "Lessees" and individually a "Lessee"), and
                                  -------                      ------
Alco Standard Corporation, an Ohio corporation (the "Guarantor"), in connection
                                                     ---------
with the transactions contemplated by the Participation Agreement (as hereinafter defined). I have examined and am familiar with originals of or copies identified to my satisfaction of the Participation Agreement, dated as of November 8, 1994 (as heretofore amended, the "Participation Agreement"), among
                                              -----------------------
the Lessees, the Guarantor, PPI SPV, L.P., as Lessor, Pitcairn SPV, Inc., as General Partner of Lessor, and Trust Company Bank, as Lender and Agent, the other Operative Documents, and such other documents and proceedings as I have considered necessary for the purpose of rendering this opinion. In addition, I have examined and am familiar with such other legal and factual matters as I have deemed necessary for the purpose of rendering this opinion. Capitalized terms used in this opinion and not otherwise defined herein shall have the respective meanings specified in Appendix A to the Participation Agreement.
This opinion is being furnished to you at the request of the Lessees and the Guarantor pursuant to Section 3.2(vii)(1) of the Participation Agreement.

          In rendering this opinion I have assumed: (a) the genuineness of the signatures on all documents and instruments, other than those on behalf of the Lessees and the Guarantor, and the authenticity of all documents submitted as originals, and the conformity to originals of all documents submitted as photostatic or certified copies; (b) that each of the parties to the Operative Documents, other than the Lessees and the Guarantor as to which I opine herein, has all the legal capacity, power and authority required for it to enter into the Operative Documents to which it is a party, and to perform its respective obligations thereunder; (c) that all such parties, other than the Lessees and the Guarantor as to which I opine herein, have received any corporate, governmental or other authorization required by any applicable charter, by-law, law or regulation; (d) the due execution and delivery of the Operative Documents by each of the parties thereto, other than Lessees and the Guarantor; (e) that there are no agreements between any parties which would alter the agreements set forth in the Operative Documents; and (f) that the Operative Documents constitute the legal, valid and binding obligations of the respective parties thereto, if any, other than the Lessees and the Guarantor as to which I opine herein.

          Based upon the foregoing, I am of the opinion that:

          1. Each Lessee and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has full corporate power and authority to conduct its business as presently conducted, to own or hold under lease its properties, to enter into and perform its obligations under the Operative Documents to which it is a party, and is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which its failure to be so qualified would have a material adverse effect on its ability to perform its obligations under the Operative Documents to which it is a party or upon its financial condition or its business as presently conducted. Unisource is duly qualified as a foreign corporation authorized to do business and is in good standing in the States of California, Missouri and Texas.

          2. The execution and delivery by each of each Lessee and the Guarantor of, the consummation by it of the transactions provided for in, and the compliance by it with all of the provisions of, each Operative Document to which it is a party have been duly authorized by all necessary corporate action on its part; and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby (including, without limitation, in the case of each Lessee, the operation of the Leased Property under its Lease), nor compliance by it with any of the terms and provisions thereof (i) requires any approval of its stockholders, or approval or consent of any trustee or holders of any of its indebtedness or other obligations, (ii) contravenes or will contravene any Applicable Laws currently in effect applicable to or binding upon it or any of its property, or, in the case of each Lessee, its Leased Property, (ii) results in any breach of or constitutes any default under, or results in the creation of any Lien (other than the respective rights and interests of the Lessees, the Lessor, the Agent and the Lenders as provided in the Operative Documents) upon any of its property under, (A) any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other material agreement or instrument to which its or any of its properties may be bound or by which the Leased Property may be materially adversely affected, (B) its certificate of incorporation or (C) its Code of Regulations or (iv) does or will require any Governmental Action by any Governmental Authority except, in the case of the Lessees, for the filings and recordings described in Section 3.1(a) of the Participation Agreement to perfect the rights of Lessor, the Agent and the Lenders intended to be created by the Operative Documents.

          3. Each Operative Document to which either Lessee or the Guarantor is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

          4. To my knowledge, there is no action, proceeding or investigation pending or threatened which questions the validity of the Operative Documents to which either Lessee or the Guarantor is a party or any action taken or to be taken pursuant thereto; and there is no action, proceeding or investigation pending or threatened (i) which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of either Lessee or the Guarantor to perform its obligations under the Operative Documents to which it is a party or, in the case of either Lessee, its rights in its Leased Property, or (ii) that, if adversely determined, would materially adversely affect either Lessee's or the Guarantor's financial condition, business or operations.

          5. Neither of the Lessees nor the Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6. Neither of the Lessees nor the Guarantor is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7. Neither the Lender nor the Agent will become (i) solely by reason of entering into the Operative Documents or the consummation of the transactions contemplated thereby subject to ongoing regulation of its operations by a Governmental Authority; or (ii) except for regulation the applicability of which depends upon the existence of facts in addition to the ownership of, or the holding of any interest in, the Leased Property or any interest therein upon the exercise of remedies under either Lease or any Mortgage, subject to ongoing regulation of its operations by any Governmental Authority.

          8. It is not necessary in connection with the offer, issuance, sale or delivery of the Leases or the Notes to register such securities under the Securities Act of 1933, as amended.

          9. The provisions of the Operative Documents concerning interest, Yield, prepayment premiums, default interest, late charges and other charges, including the methods of calculation and payment thereof, are not usurious under, or otherwise violative of, the laws of the Commonwealth of Pennsylvania.

          I am a member of the Bar of the Commonwealth of Pennsylvania. The opinions expressed herein are limited exclusively to the laws of the Commonwealth of Pennsylvania and the Federal laws of the United States of America and the rules and regulations, if any, under each of said laws.

                                                  Very truly yours,

                                                                     EXHIBIT G-2
                                                      to Participation Agreement



                  FORM OF OPINION OF LOCAL COUNSEL FOR LESSEE
                  -------------------------------------------



                                                                __________, 199_



To the Lessor, the Agent and the
Lenders  as defined in the Participation
Agreement hereinafter
referred to

                          Re:  Alco Lease Transaction
                               ----------------------

Ladies and Gentlemen:

          We have acted as special _____________ counsel to ___________, a __________ corporation (the "Lessee"), in connection with the transactions
                             ------
contemplated by the Participation Agreement. We have examined and are familiar with originals of or copies identified to our satisfaction of (i) the Participation Agreement, dated as of November 8, 1994 (as heretofore amended, the "Participation Agreement"), among the Lessee, [INSERT OTHER LESSEE'S NAME],
     -----------------------
PPI SPV, L.P., as Lessor, Pitcairn SPV, Inc., as General Partner of Lessor, the Lenders party thereto and Trust Company Bank, as Agent; and (ii) the other Operative Documents listed on Schedule A hereto (together with the Participation Agreement, the "Subject Documents"). In addition, we have examined and are
                -----------------
familiar with such legal matters as we have deemed necessary for the purpose of rendering this opinion. Capitalized terms used in this opinion and not otherwise defined herein shall have the respective meanings specified in Appendix A to the Participation Agreement. This opinion is being furnished to you at the request of the Lessee pursuant to Section 3.1(a)(xii) of the Participation Agreement in connection with the Closing Date related to the Leased Property covered by the Subject Documents.

          In rendering this opinion we have assumed:  (a) the genuineness of the
signatures on all documents and instruments   and the authenticity of all
documents submitted as originals, and the conformity to originals of all documents submitted as photostatic or certified copies; (b) that each of the parties to the Subject Documents has all the legal capacity, power and authority required for it to enter into the Subject Documents to which it is a party, and to perform its respective obligations thereunder; (c) that all such matters have received any corporate or other authorization required by any applicable charter, by-law, law or regulation; (d) the due execution and delivery of the Subject Documents by each of the parties thereto; and (e) that there are no agreements between any parties that would alter the agreements set forth in the Subject Documents. To the extent that the assumptions in clauses
(b) and (c) relate to any laws or regulations, such assumptions relate only to those laws and regulations as to which we are not opining herein.

          Based upon the foregoing, we are of the opinion that:


          1. The Lessee is duly qualified as a foreign corporation authorized to do business in, and is in good standing in, the State of _____________ (the "State").
 -----

          2. None of the Agent and the Lenders are required under the laws of the State to qualify as a foreign corporation, foreign trust company or otherwise in the State, or to file any designation for service of process in the State, solely as a result of its execution, delivery and performance of the Subject Documents to which it is a party.

          3. Each of the Mortgage, the Lease (as supplemented by the Lease Supplement) and the Assignment of Lease and Rents constitutes the legal, valid and binding obligation of the parties thereto enforceable against each such party in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

          4. The Deed delivered on the Closing Date for the Leased Property is in form sufficient under the laws of the State to convey valid title to the property described therein, and such instruments, when filed or recorded with ________________________ (the "Recording Office") will have been filed or
                               ----------------
recorded in the appropriate public offices in the State in which such filing or recording is necessary to convey valid title to the property described therein to the Lessor.

          5. The Lease and the Lease Supplement are in forms sufficient under the laws of the State to demise to the Lessee a valid leasehold interest in the Leased Property. The [Lease and the] Lease Supplement, when recorded with the Recording Office, will have been filed or recorded in all public offices in the State in which such filing or recording is necessary to provide constructive notice of the Lease on the Leased Property to third

Persons and to establish of record the interest of the Lessor thereunder.

          6. If the transactions as provided for in the Lease are characterized as a loan:

                 [(a) The provisions of the Lease are effective to create a power of sale in favor of the Lessor.]

                 (b) The [Lease and the] Lease Supplement [are][is] in form sufficient under the laws of the State to create a valid lien or security interest in favor of the Lessor in the Leased Property described therein, and when recorded with the Recording Office, will have been filed or recorded in all public offices in the State in which such filing or recording is necessary to perfect the interest of the Lessor thereunder to the extent that such Leased Property constitutes real estate. The Lease provides the Lessor with all remedies customarily obtained by lenders in the State in connection with the type of loan and security provided thereby. The foreclosure of the Lease would not restrict, affect or impair the Lessee's liability with respect to the obligations secured thereby or the Lessor's rights or remedies with respect to the foreclosure or enforcement of any other security interests or liens securing such obligations to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure.

                 (c) Execution and delivery by the Lessee of, and enforcement by the Lessor of any of its remedies under, the Lease will not affect the validity or priority of the liens and security interests in favor of the Agent and the Lenders created by the Mortgage.

          7. The Mortgage, the Assignment of Lease and Rents and the Security Agreement and Assignment are in form sufficient under the laws of the State to create valid liens or security interests in favor of the Lender in the collateral described therein, and when recorded with the Recording Office, will have been filed or recorded in all public offices in the State in which such filing or recording is necessary to perfect the interest of the Lender thereunder to the extent that such collateral constitutes real estate. The Mortgage, the Assignment of Lease and Rents and the Security Agreement and Assignment provide the Lender with all remedies customarily obtained by lenders in the State in connection with the type of loan and security provided for by the Loan Agreement. The foreclosure of the Mortgage would not restrict, affect or impair the Lessor's liability with respect to the obligations secured thereby or the Lender's rights or remedies with respect to the foreclosure or enforcement of any other security interests or liens securing such obligations to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure.

          8. The law (statutory or otherwise) of the State does not require a lienholder to make an election of remedies where such lienholder holds security interests and liens on both the real and the personal property of a debtor or to take recourse first or solely against or otherwise exhaust its remedies against its collateral before otherwise proceeding to enforce against such debtor the obligations of such debtor. Nothing in the laws of this State will hinder or prevent enforcement in the State of the obligations of the Lessee or the Guarantor under any of the Subject Documents to which it is, respectively, a party.

          9. Under the laws of the State the priority of the Mortgage, the Lease (if the transactions provided for in the Lease are characterized as a loan) and the Assignment of Lease and Rents, to the extent that such documents secure future advances and are a conveyance of or create a lien against a real property interest, is determined by the respective dates on which such documents are recorded.

          10. The UCC Financing Statements which are to be recorded or filed within the State, the forms of which are attached hereto, are in form sufficient under the laws of the State for filing or recording, and when recorded with the Recorder's Office and the _______________ Secretary of State will have been filed or recorded in all public offices in the State in which such filing or recording is necessary to perfect the interests of the Lessor and the Agent in the collateral described therein to the extent the same can be perfected by filing or recording in the State.

          11. Neither the execution and delivery of the Subject Documents, nor the fulfillment of or the compliance with the provisions thereof, by the Lessor, the Agent and the Lenders, results in a violation of, or contravenes any State statute, law, rule, code, ordinance or regulation to which the Lessor, the Agent or the Lenders are subject.

          12. No approval, consent, or withholding of objection on the part of, or filing or registration with, any governmental authority or regulatory body in the State is required for the due execution and delivery of the Subject Documents by the Lessor, the Agent or the Lenders, or the performance of the transactions by the Lessor, the Agent or the Lenders as contemplated thereby.

          13. Except for federal, state and local franchise, withholding and income taxes, no taxes, fees or other charges imposed by the State, ___________ County or any other local governmental entity are payable by Lessor, the Agent or the Lenders solely as a result of (i) the issuance of the Notes on the date hereof, (ii) the acquisition by the Lessor of the Leased Property, or (iii) (except for nominal filing or recording fees payable at the time of filing or recording) the execution, delivery, recordation or filing (where applicable) of the Subject Documents and all other instruments delivered in connection with the transactions contemplated thereby.

          14. The provisions in the Subject Documents concerning interest, Yield, loan fees, late fees, prepayment premiums, default rate of interest and other charges, including the methods of calculation and payment thereof, are not usurious under, or otherwise violative of, the laws of the State.

          15. Under the laws of the State and local jurisdictions therein, there is no statutory or regulatory lien in favor of any Governmental Authority for (a) liability under the State environmental laws or regulations, or (b) damages (including natural resource damages) arising from, or costs incurred by, such Governmental Authority in response to the release of Hazardous Material into the environment.

          16. Under the laws of the State and local jurisdictions therein, there are no statutory or regulatory requirements relating to the transfer of ownership or operation, sale or foreclosure of the Leased Property which require notification of the State or the local jurisdiction of such transfer, sale or foreclosure, certification that there has been no discharge of Hazardous Material or other substances, or, in the event of a discharge, responsibility of the Lessor, the Agent or the Lenders, as appropriate, for the undertaking of remedial measures to alleviate environmental contamination resulting from such discharge.

          We are members of the Bar of the State. The opinions expressed herein are limited exclusively to the laws of the State and the rules and regulations, if any, under each of said laws. Certain of the Subject Documents purport to be governed by laws of states other than the State. With your permission, we have assumed for the purposes of this opinion (contrary to the express provisions thereof) that such agreements would be governed by and construed and interpreted in accordance with the laws of the State.


                                            Very truly yours,

                                                                     EXHIBIT G-3
                                                      TO PARTICIPATION AGREEMENT


                      FORM OF OPINION OF LESSOR'S COUNSEL
                      -----------------------------------



                                                                November 8, 1994


To Lessee, the Agent and the
Lenders as defined in the
Participation Agreement hereinafter
referred to

                     Re:  Alco Lease Transaction
                          ----------------------

Ladies and Gentlemen:

          We have acted as counsel to PPI SPV, L.P., a Pennsylvania limited partnership (the "Lessor"), and Pitcairn SPV, Inc., a Pennsylvania corporation
                  ------
and general partner of the Lessor (the "General Partner") in connection with the
                                        ---------------
transactions contemplated by the Participation Agreement (as hereinafter defined). We have examined and are familiar with originals of or copies identified to our satisfaction of the Participation Agreement, dated as of November 8, 1994 (as heretofore amended, the "Participation Agreement"), among
                                              -----------------------
the Lessor, the General Partner, Unisource Worldwide, Inc. and AOP Inc., as Lessees, Alco Standard Corporation, as Guarantor, and Trust Company Bank, as Lender and Agent, the other Operative Documents, and such other documents and proceedings as we have considered necessary for the purpose of rendering this opinion. In addition, we have examined and am familiar with such other legal and factual matters as we have deemed necessary for the purpose of rendering this opinion. Capitalized terms used in this opinion and not otherwise defined herein shall have the respective meanings specified in Appendix A to the Participation Agreement. This opinion is being furnished to you at the request of the Lessor pursuant to Section 3.2(vii) of the Participation Agreement.

          In rendering this opinion we have assumed: (a) the genuineness of the signatures on all documents and instruments, other than those on behalf of the Lessor and the General Partner, and the authenticity of all documents submitted as originals, and the conformity to originals of all documents submitted as photostatic or certified copies; (b) that each of the parties to the Operative Documents, other than the Lessor and the General Partner as to which we opine herein, has all the legal capacity, power and authority required for it to enter into the Operative Documents to which it is a party, and to perform its respective obligations thereunder; (c) that all such parties, other than the Lessor and the General Partner as to which we opine herein, have received any corporate, governmental or other authorization required by any applicable charter, by-law, law or regulation; (d) the due execution and delivery of the Operative Documents by each of the parties thereto, other than Lessor and the General Partner; (e) that there are no agreements between any parties which would alter the agreements set forth in the Operative Documents; and (f) that the Operative Documents constitute the legal, valid and binding obligations of the respective parties thereto, if any, other than the Lessor and the General Partner as to which we opine herein.

          Based upon the foregoing, I am of the opinion that:

          1. The Lessor is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and authority to conduct its business as presently conducted, to own or hold under lease its properties, to enter into and perform its obligations under the Operative Documents to which it is a party, and is duly qualified as a foreign limited partnership authorized to do business and is in good standing in every jurisdiction in which its failure to be so qualified would have a material adverse effect on its ability to perform its obligations under the Operative Documents to which it is a party or upon its financial condition or its business as presently conducted. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and authority to enter into and perform its obligations under the Participation Agreement.

          2. The execution and delivery by the Lessor and the General Partner of, the consummation by each of the transactions provided for in, and the compliance by each with all of the provisions of, each Operative Document to which it is a party have been duly authorized by all necessary partnership action on its part; and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby (including, without limitation, the acquisition of the Leased Property), nor compliance by it with any of the terms and provisions thereof (i) requires any approval of its partners or stockholders, as the case may be, or approval or consent of any trustee or holders of any of its indebtedness or other obligations, (ii) contravenes or will contravene any Applicable Law currently in effect applicable to or binding upon it or any of its property, (iii) results in any breach of or constitutes any default under, or results in the creation of any Lien (other than the respective rights and interests of the Lessees, the Lessor, the Agent and the Lenders as provided in the Operative Documents) upon any of its property under, (A) any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other material agreement or instrument to which its or any of its properties may be bound or by which the Leased Property may be materially adversely affected, or (B) its constituent documents or (iv) does or will require any Governmental Action by any Governmental Authority other than the filings contemplated by Section 3.1(a)(xi) of the Participation Agreement to perfect the rights of the Agent intended to be created by the Operative Documents.

          3. Each Operative Document to which the Lessor and the General Partner is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

          4. To our knowledge, there is no action, proceeding or investigation pending or threatened against the Lessor or the General Partner.

          5. Neither the Lessor nor the General Partner is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6. Neither the Lessor nor the General Partner is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          We are members of the Bar of the Commonwealth of Pennsylvania. The opinions expressed herein are limited exclusively to the laws of the Commonwealth of Pennsylvania and the Federal laws of the United States of America and the rules and regulations, if any, under each of said laws.

                                                Very truly yours,

                                                                      EXHIBIT A
                                                     TO PARTICIPATION AGREEMENT



                            FORM OF FUNDING REQUEST



TO: The Lessor, the Agent and each Lender as defined in the Participation Agreement referred to below



     Reference is hereby made to the Participation Agreement dated as of November 8, 1994 (as heretofore amended, the "Participation Agreement") among
                                              -----------------------
Unisource Worldwide, Inc. and AOP Inc., as Lessees, PPI SPV, L.P., as Lessor, Pitcairn SPV, Inc., as General Partner of Lessor, Alco Standard Corporation, as Guarantor, the Lenders from time to time party thereto, and Trust Company Bank, as Agent. Capitalized terms not otherwise defined herein are used herein as defined in the Participation Agreement.

     [INSERT UNISOURCE WORLDWIDE, INC. OR AOP INC.] as Lessee (the "Lessee")
                                                                    ------
hereby notifies you that Lessee requests a Funding in the amount of $____________ on [INSERT REQUESTED FUNDING DATE] in respect of [DESCRIBE LAND INTEREST].

     In connection with such requested Funding, the Lessee hereby represents and warrants to you as follows:

          (a) on the requested Funding Date the representations and warranties of the Lessee contained in each of the Operative Documents shall be true and correct in all material respects as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

          (b) there shall not have occurred and be continuing any Event of Default or Potential Event of Default;

          (c) the amount of the requested Funding represents amounts in respect of the purchase price for the related Land Interest and/or amounts that the Lessee reasonably believes will be due in the 60 days following such Funding from the Lessee to third parties in respect of the Construction, or amounts paid by the Lessee to third parties in respect of the Construction for which the Lessee has not previously been reimbursed by a Funding; and

          (d)  all of the conditions precedent to such Funding set forth in
     Section 3 of the Participation Agreement have been satisfied.

     Please wire transfer the proceeds of the Funding to

_________________________________________.

     The Lessee has caused this Funding Request to be executed and delivered by its duly authorized officer this _______________ [TO BE DELIVERED NOT LATER THAN 12:00 NOON, THREE BUSINESS DAYS PRIOR TO THE REQUESTED FUNDING DATE].

                                             [INSERT NAME OF RELATED LESSEE]


                                             By:__________________________
                                             Title:_______________________

                                                                       EXHIBIT C
                                                      TO PARTICIPATION AGREEMENT


                       SECURITY AGREEMENT AND ASSIGNMENT
                (Construction Contract, Architect's Agreement,
               Permits, Licenses and Governmental Approvals, and
                      Plans, Specifications and Drawings)

     FOR VALUE RECEIVED, and to secure the performance by _________________________________, a Delaware corporation ("Lessee"), of all of
                                                            ------
its obligations under (i) that certain Lease and Development Agreement, by and between Lessee and PPI, SPV, L.P., a Pennsylvania limited partnership having an office at 3220 Tillman Drive, Bensalem, Pennsylvania 19020 (herein, together with its successors and assigns, called the "Secured Party"), dated as of
                                             -------------
November 8, 1994 (as the same may be amended, modified or restated from time to time, and together with all substitutions therefor and replacements thereof, the "Lease"), as the same may be amended, modified or restated from time to time,
 -----
and any substitutions thereunder and replacements thereof, and (ii) the other Operative Documents (as defined in the Lease), Lessee and Alco Standard Corporation, an Ohio corporation ("Guarantor"; Lessee and Guarantor are referred
                                   ---------
to herein individually, collectively, jointly and severally as the "Assignor")
                                                                    --------
individually, jointly and severally do hereby quitclaim, sell, assign, transfer and set over unto the Secured Party, its successors and assigns, all of their rights, title and interests in and to the following (referred to collectively herein as the "Collateral"):
               ----------

          (1) that certain [General Contracting Services Agreement] dated ________ __, 1994 between Lessee and _________________ (the "Contractor"),
                                                                  ----------
     a _____________, having an address at ______________________________, as it may hereafter be supplemented, modified or amended (the "Construction
                                                              ------------
     Contract");
     --------

          (2) that certain [Architectural Services Agreement] dated _______ __, 1994 between Lessee and _______________, having an address at ____________________________________ (the "Architect") pertaining to the
                                                ---------
     Construction, as such Agreement may hereafter be supplemented, modified or amended (the "Architect's Agreement");
                   ---------------------

          (3) all plans, specifications and drawings of any and every kind heretofore or hereafter prepared for use in connection with the Construction, and any supplements, amendments or modifications thereto (collectively, the "Plans"); and
                         -----

          (4) all building and other permits, licenses and governmental approvals which are necessary or useful to the commencement and completion of the Construction, or otherwise relate to the Construction, heretofore or hereafter obtained or applied for by or on behalf of the Assignor or the Contractor or the Architect or any of the architects, engineers or contractors working on any aspect of the Construction, and any deposits made in connection therewith (referred to collectively herein as the "Permits").
                                              -------

provided, however, that the Secured Party shall have no obligation or liability
--------  -------
of any kind under or with respect to the Construction Contract, the Architect's Agreement, the Permits or the Plans, either before or after its exercise of any rights hereby granted to it, and the Assignor agrees to save and hold the Secured Party harmless of and from, and to indemnify it against, any and all such obligations and liabilities, contingent or otherwise.

     This assignment shall inure to the benefit of the Secured Party and its successors and assigns, and shall be binding upon the Assignor and its successors and assigns, and shall continue in full force and effect until all obligations, liabilities and indebtedness of any kind now or hereafter due the Secured Party from the Assignor under or with respect to the Lease or any of the other Operative Documents, or which are otherwise secured hereby, whether now existing or hereafter arising or incurred (collectively, the "Liabilities"),
                                                              -----------
have been fully paid, performed and satisfied, at which time this assignment will terminate. The Secured Party will not exercise any of its rights hereunder until there occurs an Event of Default (which term is defined for purposes hereof as it is defined in the Lease). The Assignor hereby acknowledges that the Secured Party will assign all of its rights hereunder to Trust Company Bank, as Agent ("Agent") to secure the Loans, and agrees that the Agent may exercise
           -----
all of the rights of the Secured Party hereunder.

     For purposes of completing the Construction, the Secured Party may, at its option, further assign its right, title and interest in the Collateral without the consent of Assignor, the Contractor, the Architect or any other contractor, but shall promptly thereupon notify the Contractor and the Architect, and upon exercise by such assignee of its rights to complete the Construction pursuant hereto, only such assignee and not the Secured Party shall become liable to pay or perform the Secured Party's obligations under the Construction Contract and the Architect's Agreement.

     This Assignment is a present, perfected and absolute assignment, provided that the Secured Party shall not have the right to undertake completion of the Construction or directly to enforce the provisions of the Construction Contract or the

Architect's Agreement until an Event of Default shall have occurred under the Lease. During the continuance of any such Event of Default, the Secured Party may, without affecting any other right or remedy available to it, exercise its rights under this Assignment as provided herein in any manner permitted by law. If any notice to Assignor is required by law, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to the date of intended action.

     This Assignment may be effectively waived, modified, amended or terminated only by a written instrument executed by the Secured Party. Any waiver by the Secured Party shall be effective only with respect to the specific instance described therein. Delay or course of conduct shall not constitute a waiver of any right or remedy of the Secured Party.

     THIS ASSIGNMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     All terms capitalized herein and not specifically defined herein which are capitalized and defined in the Lease shall have the same respective meanings for purposes hereof as for purposes of the Lease.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this assignment as of ____________, 1994 at ____________________________, pursuant to proper authority duly granted.

                                              _________________________, a
                                              Delaware corporation



                                              By:_________________________
                                                Name:_____________________
                                                Title:____________________


                                              ALCO STANDARD CORPORATION, an
                                              Ohio corporation



                                              By:_________________________
                                                Name:_____________________
                                                Title:____________________



                                                              Security Agreement
                                                                  And Assignment

                                  ACCEPTANCE
                                  ----------

     PPI SPV, L.P., being the Secured Party as described in the foregoing Security Agreement and Assignment, hereby acknowledges receipt of the foregoing instrument as of this ___ day of _____, 1994, and hereby assigns all of its rights under such agreement to Trust Company Bank, as Agent.


                                          PPI SPV, L.P., a
                                          Pennsylvania limited partnership

                                          By:  Pitcairn SPV, Inc., its
                                                general partner

                                          By:_____________________________
                                              Name:________________________
                                              Title:_______________________





                                                              Security Agreement
                                                                  And Assignment

                                                             SECURITY AGREEMENT
                                                                 AND ASSIGNMENT

                 CONSENT AND ACKNOWLEDGMENT BY THE CONTRACTOR
                 --------------------------------------------


     The undersigned hereby acknowledges receipt of a counterpart original of, and consents to, the foregoing Security Agreement and Assignment.

     1. The undersigned certifies that the Construction Contract is in full force and effect and constitutes the entire agreement between the Assignor and the undersigned, and that there have been no modifications, supplements, amendments or addenda thereto from the form thereof dated _______________, 1994, a true, correct and complete copy of which is attached hereto, and that the Assignor is not in default under the Construction Contract.

     2. The undersigned agrees to look solely to the Assignor for the performance of all of the obligations of the Assignor under the Construction Contract, and not to look to Secured Party for such performance. However, if the Secured Party exercises, with respect to the Construction Contract, the rights and privileges conferred upon it by the Security Agreement and Assignment and asserts (by written election as specified in the immediately succeeding two sentences) the present right to have the benefits of the Construction Contract and to enforce the same against the undersigned in the place and stead of the Assignor, the undersigned agrees to perform for, and for the benefit of, the Secured Party all of the undersigned's obligations under and pursuant to the Construction Contract if the balance due under the Construction Contract (being the portion of the total price which is then or thereafter due and payable as provided therein, less the total of all portions thereof theretofore paid to or for the benefit of the Contractor) has been paid or is then paid (or for portions thereof not then due under the Construction Contract, such amounts are paid as and when due under the Construction Contract). Prior to the Secured Party's express written election (if any) to succeed to the Assignor's rights and to assume the Assignor's obligations (to the extent provided in the immediately succeeding sentence) under the Construction Contract, the Contractor agrees that the Secured Party shall have no personal obligations or liabilities of any kind under the Construction Contract, the Security Agreement and Assignment, or otherwise. In the event that the Secured Party shall so expressly elect in writing to succeed to the Assignor's rights and to assume the Assignor's obligations under the Construction Contract, the sole obligations which the Secured Party shall assume and be liable for are (i) obligations to pay the Contractor the amounts due under the Construction Contract as provided in the second sentence of this paragraph (whether due before or after such election), and (ii) other obligations of the Assignor under the Construction Contract first accruing after such election by the Secured Party, and the Secured Party shall not be liable or obligated for any other obligations.

     3. The Contractor hereby agrees to send to the Secured Party copies of all notices to the Assignor under the Construction Contract by courier or certified mail, return receipt requested, to the following address (or at such other address as the Secured Party shall, from time to time, notify the undersigned in writing):

         Trust Company Bank
         25 Park Place
         Atlanta, Georgia  30303
         Attention:  Center 118/Southeastern Corporate

Such notices shall be sent at the same time as any notices to the Assignor.

     4. The Contractor agrees that it shall not voluntarily terminate the Construction Contract except in accordance with the following provisions of this paragraph. The Contractor agrees that if the Contractor is entitled to terminate the Construction Contract by reason of defaults of the Assignor, the Contractor shall not terminate the Construction Contract until it has provided the Secured Party with a written notice of its election to so terminate the Construction Contract by virtue of any such default thereunder by the Assignor and the Secured Party has not assumed the Assignor's obligations under the Construction Contract and cured the defaults as (but only to the extent) required in Section 3 of this Consent and Acknowledgment within thirty days
            ---------
after Secured Party's receipt of said written notice.

     5. Notices to the Contractor hereunder shall be sent by courier or certified mail, return receipt requested, to the following:



         Attention: __________________

     6. In the event the Construction Contract is terminated, the Secured Party shall be entitled to use, as required for the Construction (as defined in the Lease), without any additional cost or fee, any and all Permits and all Plans and Specifications and final plans and specifications developed in connection therewith for the Construction.

     The foregoing is furnished for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the undersigned, and the undersigned understands and intends that the Secured Party will rely on the foregoing and that the undersigned will be legally bound by the foregoing. This Consent and Acknowledgment shall inure to the benefit of the Secured Party and its successors and assigns.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Consent and Acknowledgment as of __________, 1994, pursuant to proper authority duly granted.



                                              [NAME OF CONTRACTOR]



                                              By:______________________________
                                              Name:____________________________
                                              Title:___________________________

                     Attach copy of Construction Contract

                    CONSENT AND ACKNOWLEDGMENT BY ARCHITECT
                    ---------------------------------------

     The undersigned hereby acknowledges receipt of a counterpart original of, and consents to, the foregoing Security Agreement and Assignment.

     1. The undersigned certifies that the Architect's Agreement is in full force and effect and constitutes the entire agreement between the Assignor and the Architect, that there have been no modifications, supplements, amendments or addenda to the Architect's Agreement from the form thereof dated ____________, 1994, a true and correct copy of which is attached hereto, and that the Assignor is not in default under the Architect's Agreement.

     2. The undersigned agrees to look solely to the Assignor for the performance of all of the obligations of the Assignor under the Architect's Agreement, and not to look to Secured Party for such performance. However, if the Secured Party exercises, with respect to the Architect's Agreement, the rights and privileges conferred upon it by the Security Agreement and Assignment and asserts (by written election as specified in the immediately succeeding two sentences) the present right to have the benefits of the Architect's Agreement and to enforce the same against the undersigned in the place and stead of the Assignor, the undersigned agrees to perform for, and for the benefit of, the Secured Party all of the undersigned's obligations under and pursuant to the Architect's Agreement if the balance due under the Architect's Agreement (being the portion of the total price which is then or thereafter due and payable as provided therein, less the total of all portions thereof theretofore paid to or for the benefit of the Architect) has been paid or is then paid (or for portions thereof not then due under the Architect's Agreement, such amounts are paid as and when due under the Architect's Agreement). Prior to the Secured Party's express written election (if any) to succeed to the Assignor's rights and to assume the Assignor's obligations (to the extent provided in the immediately succeeding sentence) under the Architect's Agreement, the Architect agrees that the Secured Party shall have no personal obligations or liabilities of any kind under the Architect's Agreement, the Security Agreement and Assignment, or otherwise. In the event that the Secured Party shall so expressly elect in writing to succeed to the Assignor's rights and to assume the Assignor's obligations under the Architect's Agreement, the sole obligations which the Secured Party shall assume and be liable for are (i) obligations to pay the Architect the amounts due under the Architect's Agreement as provided in the second sentence of this paragraph (whether due before or after such election), and (ii) other obligations of the Assignor under the Architect's Agreement first accruing after such election by the Secured Party, and the Secured Party shall not be liable or obligated for any other obligations.

     3. The Architect hereby agrees to send to the Secured Party copies of all notices to the Assignor under the Architect's Agreement by courier or certified mail, return receipt requested, to the following address (or at such other address as the Secured Party shall, from time to time, notify the undersigned in writing):

          Trust Company Bank
          25 Park Place
          Atlanta, Georgia  30303
          Attention:  Center 118/Southeastern Corporate


Such notices shall be sent at the same time as any notices to the Assignor.

     4. The Architect agrees that it shall not voluntarily terminate the Architect's Agreement except in accordance with the following provisions of this paragraph. The Architect agrees that if the Architect is entitled to terminate the Architect's Agreement by reason of defaults of the Assignor, the Architect shall not terminate the Architect's Agreement until it has provided the Secured Party with a written notice of its election to so terminate the Architect's Agreement by virtue of any such default thereunder by the Assignor and the Secured Party has not assumed the Assignor's obligations under the Architect's Agreement and cured the defaults as (but only to the extent) required in Section
                                                                         -------
4 of this Consent and Acknowledgment within thirty days after Secured Party's
-
receipt of said written notice.

     5. Notices to the Architect hereunder shall be sent by courier or certified mail, return receipt requested, to the following:

          ___________________________
          ___________________________
          ___________________________
          Attn: _____________________

     6. In the event the Architect's Agreement is terminated, the Secured Party shall be entitled to use, as required for the Construction (as defined in the Lease), without any additional cost or fee, any and all Permits and all Plans and Specifications and final plans and specifications developed in connection therewith for the Construction.

     The foregoing is furnished for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the undersigned, and the undersigned understands and intends that Secured Party will rely on the foregoing and that the undersigned will be legally bound by the foregoing. This Consent and Acknowledgment shall inure to the benefit of the Secured Party and its successors and assigns.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Consent and Acknowledgment as of ____________, 1994 pursuant to proper authority duly granted.


                                            ________________________________


                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________

                      Attach copy of Architect's Agreement

                                                                EXHIBIT D TO THE
                                                         PARTICIPATION AGREEMENT

================================================================================


                     DEED OF TRUST AND SECURITY AGREEMENT

                         dated as of November 8, 1994

                                     from



                       PPI SPV, L.P., as Lessor, Grantor

                                      to

                          __________________, Trustee
                                for the use and
                                  benefit of

                              TRUST COMPANY BANK
                             as Agent, Beneficiary



When recorded return to:

_____________________________
_____________________________
_____________________________
_____________________________

================================================================================

                      DEED OF TRUST AND SECURITY AGREEMENT



          DEED OF TRUST AND SECURITY AGREEMENT, dated as of _________, 199__ (this "Deed of Trust"), made by PPI SPV, L.P. (the "Grantor"), with an address
       -------------                                -------
at 3220 Tillman Drive, Bensalem, Pennsylvania 19020 to _______________________, a ________ ("Trustee"), with an address at
             -------
_______________________________________ in favor of TRUST COMPANY BANK, with an address at 25 Park Place, Atlanta, Georgia 30303, in its capacity as Agent (in such capacity, the "Agent"), under the Loan Agreement, dated as of November 8,
                    -----
1994 (as amended, supplemented or otherwise modified from time to time, the

"Loan Agreement"), between the Grantor, the Agent and the Lenders party thereto
---------------
(the "Lenders").
      -------


                             Preliminary Statement
                             ---------------------


          Pursuant to the Loan Agreement, the Lenders have agreed to make Loans to the Grantor in an aggregate amount not to exceed $25,000,000 upon the terms and subject to the conditions set forth therein, to be evidenced by the notes ("Notes") issued by the Grantor under the Loan Agreement. The Notes bear interest as set forth in the Notes and mature (if not sooner accelerated) on a date no later than November 8, 1999. The Grantor is the legal and beneficial owner of the Mortgaged Property (as defined below).

          It is a condition, among others, to the obligation of the Lenders to make the Loans to the Grantor under the Loan Agreement that the Grantor shall have executed and delivered this Deed of Trust to the Trustee for the benefit of the Agent.

          NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make the Loans under the Loan Agreement, the Grantor hereby agrees with the Trustee and the Agent, as follows:

          TO SECURE PAYMENT OF ALL THE AMOUNTS ADVANCED UNDER THE LOAN AGREEMENT AND THE NOTES AND THE OTHER SECURITY DOCUMENTS, THE GRANTOR HEREBY CONVEYS TO THE TRUSTEE AND HEREBY GRANTS, ASSIGNS, TRANSFERS, WARRANTS AND SETS OVER TO THE TRUSTEE, IN TRUST FOR THE USE AND BENEFIT OF THE AGENT, AND GRANTS THE AGENT AND THE TRUSTEE A SECURITY INTEREST IN:

          (A)  the parcel(s) of real property described on Exhibit A
                                                           ---------
(the "Land"); and the fee interest in the land described in Exhibit A
      ----                                                  ---------
(if and when acquired by Grantor, and which
shall then be deemed included in the "Land"); all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all modifications, alterations, renovations, improvements and other additions to or changes in the Improvements at any time ("Improvements"); all
                                                          ------------
agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and all permits, licenses and rights, whether or not of record, appurtenant to the Land ("Appurtenant Rights"; Land, Improvements, Appurtenant Rights, Fixtures and
  ------------------
Equipment relating thereto being collectively referred to as the "Property");
                                                                  --------

          (B) all the estate, right, title, claim or demand whatsoever of the Grantor, in possession or expectancy, in and to the Property or any part thereof;

          (C) all right, title and interest of the Grantor in and to all of the fixtures, furnishings and fittings of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by the Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Property (all of the foregoing in this paragraph (C) being referred to as the "Fixtures");
                          ---------

          (D) all right, title and interest of the Grantor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by the Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, refrigerators, display cases, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being
                                                         -------------
referred to as the "Equipment");
                    ----------

          (E) all right, title and interest of the Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Improvements and the Fixtures and Equipment, subsequently acquired by the Grantor or constructed, assembled or placed by the Grantor on the Land, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Property or offsite, and, in each such case, without any further conveyance, mortgage, assignment or other act by the Grantor;

          (F) all right, title and interest of the Grantor in, to and under all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Property or the Fixtures or any part thereof; and all general intangibles related to the operation of the Improvements now existing or hereafter arising;

          (G) all right, title and interest of the Grantor in and to all unearned premiums under insurance policies now or subsequently obtained by the Lessee relating to the Property or the Fixtures and the Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds: and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Property for the taking by eminent domain, condemnation or otherwise, of all or any part of the Property or any easement or other right therein;

          (H) all right, title and interest of the Grantor in and to (i) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Property or any part thereof and (ii) all Plans and Specifications relating to the Property;

          (I) all Rent and all other rents, payments, purchase prices, receipts, revenues, issues and profits payable under the Lease or pursuant to any other lease with respect to the Property; and

          (J)  all proceeds, both cash and noncash, of the foregoing;

          (All of the foregoing property and rights and interests now owned or held or subsequently acquired by the Grantor and described in the foregoing clauses (A) through (J) are collectively referred to as the "Trust Property").
                                                             --------------

          TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted unto the Trustee, its successors and assigns for the uses and purposes set forth, until all amounts due under the Notes, the Loan Agreement and the other Security Documents (collectively, the "Obligations") are paid.
                                                     -----------

          1.  Definitions.  Capitalized terms used but not otherwise defined in
              -----------
this Deed of Trust shall have the respective meanings specified in Appendix A to this Deed of Trust.

          2.  Payment of Obligations.  The Grantor shall pay the Obligations in
              ----------------------
accordance with the terms of the Loan Agreement and the Notes and perform each term to be performed by it under the Loan Agreement and the Notes and the other Operative Documents.

          3.  Other Covenants.  At any time and from time to time, upon the
              ---------------
written request of the Agent or the Trustee, and at the sole expense of the Grantor (but only to the extent the Grantor has been reimbursed by Lessee), the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent or the Trustee reasonably may request for the purposes of obtaining or preserving the full benefits of this Deed of Trust and of the rights and powers granted by this Deed of Trust.

          4.  Default: Remedies./1/ (a) If Loan Agreement Event of Default has
              -----------------  -
occurred and is continuing and the Loans have been accelerated pursuant to
Section 5 of the Loan Agreement:



          (i) the Trustee, in addition to all other remedies available at law or in equity, shall have the right forthwith to enter upon and take possession of the Trust Property, and to let the Trust Property and receive the rents, issues and profits thereof, to make repairs and to apply said rentals and profits, after payment of all necessary or proper charges and expenses, on account of the amounts hereby secured; and

          (ii) the Trustee, shall, as a matter of right, at the option of the Agent, be entitled to the appointment of a receiver for the Trust Property, and the Grantor hereby consents to such appointment and waives notice of any application therefor.



___________________________
/1/   Remedies are a matter of state law and vary from jurisdiction to jurisdiction. Local counsel will be consulted to be sure that the deed of trust covers all remedies available under local law, and that any waivers or other provisions required by state statutes to ensure enforceability of particular remedies are included in the deed of trust.

          (f) The Grantor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Trust Property or any interest therein.

          5.  Remedies Not Exclusive.  The Trustee shall be entitled to enforce
              ----------------------
payment of the indebtedness and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect the Trustee's right to realize upon or enforce any other security now or hereafter held by the Trustee, it being agreed that the Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by the Trustee in such order and manner as the Trustee or the Agent may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Trustee or the Agent is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Trustee or the Agent or to which they may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Agent. In no event shall the Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents to the Agent, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a "mortgagee in possession," and the Trustee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

          6.  Performance by the Trustee or the Agent of the Grantor's
              --------------------------------------------------------
Obligations.  If the Grantor fails to perform or comply with any of its
-----------
agreements contained herein the Trustee or the Agent, at their option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Trustee and the Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the Overdue Rate, from the date of payment by the Trustee or the Agent, as applicable, to the date reimbursed by the Grantor, shall be payable by the Grantor to the Trustee or the Agent on demand (but only to the extent the Grantor has been reimbursed by Lessee).

          7.  Duty of the Trustee.  The Trustee's sole duty with respect to the
              -------------------
custody, safekeeping and physical preservation of any Trust Property in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. Neither the Trustee, the Agent nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Trust Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Trust Property upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Trust Property or any part thereof.

          8.  Powers Coupled with an Interest.  All powers, authorizations and
              -------------------------------
agencies contained in this Deed of Trust are coupled with an interest and are irrevocable until this Deed of Trust is terminated and the lien created hereby is released.

          9.  Execution of Financing Statements.  Pursuant to Section 9-402 of
              ---------------------------------
the Uniform Commercial Code, the Grantor authorizes the Trustee or the Agent to file financing statements with respect to the Trust Property without the signature of the Grantor in such form and in such filing offices as the Trustee or the Agent reasonably determines appropriate to perfect the security interests of the Trustee and the Agent under this Deed of Trust. A carbon, photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement for filing in any jurisdiction.

          10. Security Agreement under Uniform Commercial Code.  (a) It is the
              ------------------------------------------------
intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of the State in which the Trust Property is located. If a Loan Event of Default shall occur, then in addition to having any other right or remedy available at law or in equity, the Trustee, at the direction of the Agent, shall have the option of either (i) proceeding under the Uniform Commercial Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with the Trustee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Uniform Commercial Code shall not apply). If the Trustee, at the direction of the Agent, shall elect to proceed under the Uniform Commercial Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Trustee or the Agent shall include, but not be limited to, attorneys' fees and legal expenses. At the Trustee's request, the Grantor shall assemble the personal property and make it available to the Trustee and the Agent at a place designated by the Trustee or the Agent which is reasonably convenient to both parties.

          (b) The Grantor, the Trustee and the Agent agree, to the extent permitted by law, that this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Uniform Commercial Code.

          (c) The Grantor, upon request by the Trustee or the Agent from time to time, shall execute, acknowledge and deliver to the Trustee or the Agent one or more separate security agreements, in form satisfactory to the Trustee and the Agent, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as the Trustee or the Agent may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. The Grantor further agrees to pay to the Trustee and the Agent on demand all costs and expenses incurred by the Trustee or the Agent in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements the Trustee or the Agent shall reasonably require; provided, however,
                                                              -------- --------
that the Grantor shall not be liable for payment of any amount under this Section to the extent Lessee is responsible for payment of such amount under the Lease or the Participation Agreement. If the Grantor shall fail to furnish any financing or continuation statement within 10 days after request by the Trustee or the Agent, then pursuant to the provisions of the Uniform Commercial Code, the Grantor hereby authorizes the Trustee and the Agent, without the signature of the Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of the Trustee to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

          11. Authority of Trustee.  The Grantor acknowledges that the rights
              --------------------
and responsibilities of the Trustee under this Deed of Trust with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Deed of Trust shall, as between the Grantor and the Agent, the Trustee shall be conclusively presumed to be acting as agent for the Agent with full and valid authority so to act or refrain from acting, and the Grantor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

          12. Notices.  All notices, requests and demands to or upon the
              -------
Trustee, the Agent or the Grantor shall be given in accordance with Section 8.2 of the Participation Agreement.

          13. Severability.  Any provision of this Deed of Trust which is
              ------------
prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          14. Amendments in Writing; No Waiver; Cumulative Remedies.  (a) None
              -----------------------------------------------------
of the terms or provisions of this Deed of Trust may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor, the Trustee and the Agent in accordance with the terms of the Loan Agreement.

          (b) No failure to exercise, nor any delay in exercising, on the part of the Trustee or the Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or the Agent would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          15. Section Headings.  The section headings used in this Deed of
              ----------------
Trust are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          16. Successors and Assigns.  This Deed of Trust shall run with the
              ----------------------
land and be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Trustee, the Agent and their respective successors and assigns.

          17. Grantor's Waiver of Rights.  Except as otherwise set forth
              --------------------------
herein, to the fullest extent permitted by law, the Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. Except as otherwise set forth herein, to the full extent the Grantor may do so, the Grantor agrees that the Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension, reinstatement or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and the Grantor, for the Grantor and its successors and assigns, and for any and all Persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of reinstatement, redemption, valuation, appraisement stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

          18. Multiple Security.  If (a) the Trust Property shall consist of
              -----------------
one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, the Trustee and the Agent shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Trust Property is located (whether or not such property is owned by the Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, the Trustee and the Agent may, in their discretion, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Trust Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. The Grantor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to the Lenders to extend the Obligations, and the Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. The Grantor
           ----- --- ----------
further agrees that if the Trustee or the Agent shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Obligations, or if the Trustee or the Agent shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Trust Property is located, the Trustee and the Agent may commence or continue foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and the Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Deed of Trust nor the exercise of any other rights hereunder nor the recovery of any judgment by the Trustee and the Agent in any such proceedings shall prejudice, limit or preclude the Trustee's and the Agent's rights to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Trust Property is located) which directly or indirectly secures the Obligations, and the Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Deed of Trust, and the Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, the Trustee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

          19. GOVERNING LAW.  THIS DEED OF TRUST SHALL BE GOVERNED BY, AND
              -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
_________________.

          20. Partial Release; Full Release.  The Trustee, at the direction of
              -----------------------------
the Agent, may release, for such consideration or none, as it may require, any portion of the Trust Property without, as to the remainder of the Trust Property, in any way impairing or affecting the lien, security interest and priority herein provided for the Trustee compared to any other lien holder or secured party.

          21. Miscellaneous.  (a) This Deed of Trust is one of several deeds of
              -------------
trust, mortgages and other documents that create liens and security interests that secure payment and performance of the Obligations. The Trustee, at the direction of the Agent, at its election, may commence or consolidate in a single action all proceedings to realize upon all such liens and security interests. The Grantor hereby waives (i) any objections to the commencement or continuation of an action to foreclose this Deed of Trust or exercise of any other remedies hereunder based on any action being prosecuted or any judgment entered with respect to the Obligations or any liens or security interests that secure payment and performance of the Obligations and (ii) any objections to the commencement of, continuation of, or entry of a judgment in any such other action based on any action or judgment connected to this Deed of Trust. In case of a foreclosure sale, the Trust Property may be sold, at the Trustee's election, in one parcel or in more than one parcel and the Trustee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

          (b) Except as provided in the Operative Documents, the Trustee, with the express written consent of the Grantor, may at any time or from time to time renew or extend this Deed of Trust, or alter or modify the same in any way, or the Trustee may waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Trust Property or any other security, and grant such extensions and indulgences in relation to the Obligations secured hereby as the Agent may determine without the consent of any other person and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien hereof on any part of the Trust Property.

          22.  Future Advances; Revolving Credit.  This Deed of Trust is given
               ---------------------------------
to secure not only existing indebtedness, but also future advances made pursuant to or as provided in the Loan Agreement and the other Loan Documents, whether such advances are obligatory or to be made at the option of the Lenders, or otherwise, to the same extent as if such future advances were made on the date of execution of this Deed of Trust, although there may be no advance made at the time of execution hereof, and although there may be no indebtedness outstanding at the time any advance is made. [The portion of the indebtedness evidenced by the Notes constitutes "revolving credit" as that term is used in 205 ILCS 5/5d and 735 ILCS 5/15-140, as amended and as the same may hereafter be amended from time to time.] To the fullest extent permitted by law, the lien of this Deed of Trust shall be valid as to all such indebtedness, including all revolving credit and future advances, from the time this Deed of Trust is recorded. Notwithstanding anything in this Deed of Trust to the contrary, although the amount of indebtedness secured by this Deed of Trust may increase or decrease from time to time, the maximum principal amount of indebtedness secured by this Deed of Trust at any one time shall not exceed Twenty-Five Million and No/100 Dollars ($25,000,000.00), plus all costs of enforcement and collection of this Deed of Trust, the Notes, the Loan Agreement and the other Loan Documents, plus the total amount of any advances made pursuant to the Loan Documents to protect the collateral and the security interest and lien created hereby; together with interest on all of the foregoing as provided in the Loan Documents.

          IN WITNESS WHEREOF, the undersigned has caused this Deed of Trust to be duly executed and delivered as of the date first above written.


                                              PPI SPV, L.P., as Lessor, Grantor

                                              By: Pitcairn SPV, Inc., as its
                                                     general partner

                                              By:_________________________
                                              Name:_______________
                                              Title:______________

STATE OF __________________  )
                             )  SS.:
COUNTY OF _________________  )


          On the ___ day of__________, 199__, before me personally came ________________ ___________ to me known, who, being by me duly sworn, did depose and say that he/she resides at_________________________________________;
that he/she is the _____________________ of Pitcairn SPV, Inc., the corporation described in and which executed the above instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation, as general partner of PPI SPV, L.P.



                                               ____________________________
                                        Notary Public

                                   Exhibit A
                                   ---------


                         Legal Description of the Land
                         -----------------------------

                                                                       EXHIBIT E
                                                      TO PARTICIPATION AGREEMENT


                    CERTIFICATE AS TO FINANCIAL STATEMENTS


          I, _______________________, the [Chairman of the Board] [President] [Vice President] [Treasurer] of Alco Standard Corporation, an Ohio corporation (the "Company"), hereby certify, pursuant to Section 5.3 of the Participation Agreement dated as of November 8, 1994 among the Company, as Guarantor, Unisource Worldwide, Inc. and AOP Inc., as Lessee, PPI SPV, L.P., as Lessor, Pitcairn SPV, Inc., as General Partner of Lessor, the Lenders from time to time party thereto, and Trust Company Bank, as Agent (the "Participation Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Participation Agreement), that:

          1.    To the best of my knowledge,

                (a) the accompanying unaudited consolidated financial statements of the Company and its Consolidated Subsidiaries as at ___________________ and for the ________ fiscal quarter ending
          __________________, 19___, are complete and correct and present fairly, in accordance with generally accepted accounting principles (except for changes therein or therefrom described below that have been approved in writing by Messrs. __________________, the Company's current independent certified public accountants), the consolidated financial position of the Company and its Consolidated Subsidiaries as of the end of such fiscal quarter, and the consolidated results of operations and cash flows for such fiscal quarter, and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarterly period, in each case on the basis presented and subject only to usual and customary year-end auditing adjustments and footnote disclosures; and

                (b) to the best of my knowledge, except as previously disclosed in writing to the Lenders, the Agent and the Lessor, neither the Company nor any of its Subsidiaries had any significant liabilities, contingent or otherwise, including liabilities for Taxes or any unusual forward or long-term commitments, nor any material unrealized or unanticipated losses from any unfavorable commitments of the Company or any of its Subsidiaries.

     2. There follow the calculations required to establish whether or not the Company was in compliance with the following Section 7 of the Guaranty:



     3. Based on an examination sufficient to enable me to make an informed statement, no Event of Default or Potential Event of Default exists, including, in particular, any such arising under the provisions of Section 7 of the Guaranty, except the following:

          [If none such exist, insert "None"; if any do exist, specify the same by Section, give the date the same occurred, whether it is continuing, and the steps being taken by the Company or a Subsidiary with respect thereto.]


Dated:



                                               _________________________________
                                               Title:

                                                                       EXHIBIT F
                                                      TO PARTICIPATION AGREEMENT


            [letterhead of firm that performed environmental audit]



                                              ____________, 199_

PPI SPV, L.P., as Lessor under
the Participation Agreement dated as of
November 3, 1994 among Unisource Worldwide, Inc.,
and AOP Inc. as Lessees, Alco Standard Corporation,
as Guarantor, such Lessor, Pitcairn SPV, Inc., the Lenders party thereto and Trust Company Bank, as Agent
320 Tillman Drive
Bensalem, Pennsylvania  19020

The Lenders and the Agent under
such Participation Agreement
c/o Trust Company Bank, as Agent
25 Park Place
Atlanta, Georgia  30303
Attn: Center 118/Southeastern Corporate


Ladies/Gentlemen:


     We refer to the Phase One environmental assessment dated _________, prepared by us for ______________, with respect to [DESCRIBE PROPERTY]. Please be advised that you may rely upon such report as if it were addressed directly to you.


                                              Very truly yours,

                                                                       EXHIBIT H
                                                      TO PARTICIPATION AGREEMENT



                      FORM OF COMPLETION DATE CERTIFICATE



TO: Lessor, Agent and each Lender as defined in the Participation Agreement referred to below



     Reference is hereby made to the Participation Agreement dated as of November 8, 1994 (as heretofore amended, the "Participation Agreement") among
                                              -----------------------
Unisource Worldwide, Inc. and AOP Inc., as Lessees, PPI SPV, L.P., as Lessor, Pitcairn SPV, Inc., as General Partner of Lessor, Alco Standard Corporation, as Guarantor, the Lenders from time to time party thereto, and Trust Company Bank, as Agent. Capitalized terms not otherwise defined herein are used herein as defined in the Participation Agreement. This Certificate is being delivered pursuant to Section 3.5(c) of the Participation Agreement.

     The undersigned Lessee hereby certifies to you that as of ____________, 199___ (the "Completion Date") with respect to [DESCRIBE THE LEASED PROPERTY]:
             ---------------

          (i) all amounts owing to third parties for the Construction have been paid in full (other than contingent obligations for which the Lessee has made adequate reserves), and no litigation or proceedings are pending, or to the best of Lessee's knowledge, are threatened, against the Leased Property or the Lessee which could reasonably be expected to materially adversely affect (A) the enforceability or priority of the Participation Agreement or the other Operative Documents or (B) the ability of the Lessee to fully perform its obligations pursuant to and as contemplated by the terms and provisions of the Participation Agreement and the other Operative Documents;

          (ii) all consents, licenses and permits and other governmental authorizations or approvals required for the Construction and operation of the Leased Property have been obtained and are in full force and effect;

          (iii) the Leased Property has available all services of public facilities and other utilities necessary for use and operation of the Leased Property for its intended purposes, including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the Building and public highways for pedestrians and motor vehicles;

          (iv) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Leased Property as the Lessee intends to use the Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and the Lessee has no knowledge of any pending modification or cancellation of any of the same; and the use of the Leased Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use;

          (v)  all of the requirements and conditions set forth in Section
                                                                   -------
     3.5(b) of the Participation Agreement have been completed and fulfilled;
     ------

          (vi) the Leased Property is in compliance with all applicable zoning laws and regulations; and

          (vii)  the representations set forth in Section 4.1 of the
                                                  -----------
     Participation Agreement are true and correct on the Completion Date.

     The Lessee has caused this Completion Date Certificate to be executed and delivered by its duly authorized officer this _______________, 199___.

                                   [INSERT NAME OF RELATED LESSEE]


                                   By:______________________
                                   Title:___________________

                                      -3-